                          [PLAZA TOWER ONE LETTERHEAD]

DECEMBER 21, 1999

Mr. Joe Starcevic
USA Global Link
50 North Third Street
FAIRFIELD, IA 52555

Dear Mr. Starcevic:

Your 2000 estimate of operating cost escalations for Plaza Tower One is enclosed with this letter. The Plaza Tower One ownership and management team are budgeting 2000 operating costs for Plaza Tower One to be $11.49 per rentable square foot, based upon a total building area of 471,948 rentable square feet. We are pleased to report to you that this is only a 1.3% increase over 1999 expenses.

Budgeted improvements to your work environment at Plaza Tower One during 2000 will include the following:

o Energy savings projects to include a flat plate heat exchanger, and a supplemental boiler which are budgeted to occur in the first quarter of 2000;

o    Three (3) multi-tenant corridor renovations;

o All passenger elevators and the freight elevator will be equipped with "photo edge" openers;

o    New exercise equipment and lobby furniture; and

o    Garage light replacement

As always, we appreciate your business. If you have any questions, please do not hesitate to contact me.


Sincerely,

CLARION REALTY SERVICES

/s/ LOUISE BOUCHARD
Louise Bouchard

cc: Jeff Peshut, Clarion Realty Services

Enclosure

                          [PLAZA TOWER ONE LETTERHEAD]


DECEMBER 21, 1999

Mr. Joe Starcevic
USA Global Link, Inc.
50 North Third Street
Fairfield, Iowa 52555


RE:  Plaza Tower One
     2000 Estimated Operating Escalation



DECEMBER 21, 1999

Dear Mr. Starcevic:

In accordance with terms of your lease, we have estimated the 2000 operating escalation for the above noted property and will begin billing monthly estimates January 1, 2000. Your proportionate share was calculated accordingly.

2000 Budgeted Operating Costs                $ 5,424,946.31
Less: Base Operating Costs - 1998              4,844,659.00
                                             --------------
Excess Base Year Expenses                        580,287.31
Tenant's Pro Rata Share %                            1.8316%
                                             --------------
Tenant's Annual Pro Rata Share of Excess     $    10,828.54
                                             ==============
2000 Monthly Estimate                        $       885.71

Please note that Property Colorado OBJLW One Corporation will invoice you on a monthly basis. All remittances should be made payable to Property Colorado OBJLW One Corporation and mailed to our lockbox:

     Property Colorado OBJLW One Corporation
     P.O. Box 5037; Unit #78
     Portland, OR 97208

To insure correct application of your payment, please indicate on your check for which month and item you are paying. If you have any questions, please do not hesitate to contact me at (303)804-1707.


Sincerely,

CLARION REALTY SERVICES

/s/ LOUISE BOUCHARD
Louise Bouchard

                          [PLAZA TOWER ONE LETTERHEAD]


December 21, 1998

Mr. Joe Starcevic                           Via US Mail
USA Global Link
50 North Third Street
Fairfield, IA 52555


RE:  1999 Estimated Operating Costs
     Plaza Tower One - Englewood, CO

Dear Mr. Starcevic:

Your 1999 estimate of operating cost escalations for Plaza Tower One is enclosed with this letter. The Plaza Tower One ownership and management team are budgeting 1999 operating costs for Plaza Tower One to be at $11.34 per rentable square foot, based upon a total building area of 471,948 rentable square feet.

Although we continue to make every effort to keep operating costs at a minimum, our goal of continuing to provide a Class A work environment combined with inflationary pressures beyond our immediate control have resulted in an increase in these costs for the coming year.

Budgeted improvements to your work environment at Plaza Tower One during 1999 will include the following:

o    Upgrades to the parking garage elevator lobbies;
o An addition of one security guard to assist our tenants and guests at the front lobby from 7:00 a.m. to midnight;
o    A completion of Year 2000 upgrades; and
o Energy savings projects to include an exit light retrofit, and floor temperature sensors, which are budgeted to occur in the first and second quarter of 1999.

As always, we appreciate your business. If you have any questions, please do not hesitate to contact me.


Sincerely,

CLARION REALTY SERVICES

/s/ LOUISE BOUCHARD
Louise Bouchard

Enclosure

                          [PLAZA TOWER ONE LETTERHEAD]


DECEMBER 21, 1998

Mr. Joe Starcevic
USA. Global Link
50 North Third Street
Fairfield, Iowa 52555


RE:  Plaza Tower One
     1999 Estimated Operating Escalation

Dear Mr. Starcevic:

In accordance with the terms of your lease, we have estimated the 1999 operating escalation for the above noted property and will begin billing monthly estimates January 1, 1999. Your proportionate share was calculated accordingly.

1999 Budgeted Operating Costs                $ 5,351,076.45
Less: Base Operating Costs - 1998 Estimate     5,057,990.00
                                             --------------
Excess Base Year Expenses                        293,086.45
Tenant's Pro Rata Share %                            1.8316%
                                             --------------
Tenant's Annual Pro Rata Shares of Excess    $     5,368.20
                                             ==============
1999 Monthly Estimate                        $       447.35

Please note that Property Colorado OBJLW One Corporation will invoice you on a monthly basis. All remittances should be made payable to Property Colorado OBJLW One Corporation and mailed to our lockbox.

     Property Colorado OBJLW One Corporation
     P.O. Box 5037; Unit #78
     Portland, OR 97208

To insure correct application of your payment, please indicate on your check for which month and item you are paying. If you have any questions, please do not hesitate to contact me at (303) 804-1707.


Sincerely,

CLARION REALTY SERVICES

/s/ LOUISE BOUCHARD
Louise Bouchard

                      [CLARION REALTY SERVICES LETTERHEAD]


                                                                Date: 04/17/2000

TO:      Name:             March Freeman
         Company:          USA Global Link
         Fax Number:       515-472-2642
         Phone:            515-472-1550

FROM:    Name:             Jeff Peshut
         Fax Number:       303-796-7674
         Phone:            303-804-4701


Notes/Comments:

Marc,

The Certificate of Substantial Completion for USA Global Link at Plaza Tower One follows this fax cover sheet. According to the certificate, Phase I was completed July 4, 1998 and Phase II was completed July 29, 1998. Under the Lease, the Lease Commencement Date is the earlier of one (1) day after Substantial Completion of both Phase I and Phase II or July 29, 1998. Because Phase II was not completed until July 29, that became the Lease Commencement Date. The Lease Term was 61 months, beginning on that date and ending
August 31, 2003.

Please call me with your questions.

Jeff

CERTIFICATE OF             Distribution to:
SUBSTANTIAL                OWNER             [X]       [STAMP]
COMPLETION                 ARCHITECT         [ ]
                           CONTRACTOR        [X]
                           FIELD             [ ]
                           OTHER             [ ]
AIA DOCUMENT C704                                        PLAZA TOWER ONE
--------------------------------------------------------------------------------

PROJECT:            USA Global Link          ARCHITECT: B(2)SJ Design Group
(name, address)     Plaza Tower One
                    6400 S. Fiddler's Green  ARCHITECT'S PROJECT NUMBER:   98.01
                    Suite 160A
                    Englewood, CO 80111      CONTRACTOR: Peak West Construction
                                                         6665 Kenton Street, St 202
TO (Owner):         Clarion Realty Services              Englewood, CO 80111
                    Plaza Tower One          CONTRACT FOR:
                    6400 S. Fiddler's Green     Interior Construction Remodel
                    Englewood, CO 80111         Tenant: USA Global Link
                                             CONTRACT DATE:

DATE OF ISSUANCE: 08-24-98

PROJECT OR DESIGNATED PORTION SHALL INCLUDE: Phase One/6,474 RSF, Suite 160A Remodel and construction scope of work, as designated in construction documents released March 27, 1998 with subsequent revisions May 7 and May 11, 1998.

The Work performed under this Contract has been reviewed and found to be substantially complete. The Date of Substantial Completion of the Project or portion thereof designated above is hereby established as July 4, 1998, which is also the date of commencement of applicable warranties required by the Contract Documents, except as stated below.

--------------------------------------------------------------------------------

                  DEFINITION OF DATE OF SUBSTANTIAL COMPLETION

The Date of Substantial Completion of the work or designated portion thereof is the Date certified by the Architect when construction is sufficiently complete, in accordance with the Contract Documents, so the Owner can occupy or utilize the work or designated portion thereof for the use for which it is intended, as expressed in the Contract Documents.

--------------------------------------------------------------------------------

A list of items to be completed or corrected, prepared by the Contractor and verified and amended by the Architect, is attached hereto. The failure to include any items on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. The date of Commencement of warranties for items on the attached list will be the date of final payment unless otherwise agreed to in writing.

B(2)SJ Design Group           /s/ SETH BARBER                           08-28-98
------------------------      ----------------------------------        --------
ARCHITECT                     By SETH BARBER, PRINCIPAL                 DATE

The Contractor will complete or correct the Work on the list of items attached
hereto within           days from the above date of Substantial Completion.

Peak West                     /s/ GENE BARK
------------------------      ----------------------------------        --------
CONTRACTOR                    By GENE BARK, P.M.                        DATE

The Owner accepts the Work or designated portion thereof as substantially
complete and will assume full possession thereof at              (time) on
             (date).

Clarion Realty Services       /s/ TOM PRITEKEL                           09-8-98
------------------------      ----------------------------------        --------
OWNER'S REPRESENTATIVE        By TOM PRITEKEL                           DATE

--------------------------------------------------------------------------------

The responsibilities of the Owner and the Contractor for security, maintenance, heat, utilities, damage to the Work and insurance shall be as follows:

Note [ILLEGIBLE]

Not Applicable.

--------------------------------------------------------------------------------

CERTIFICATE OF             Distribution to:
SUBSTANTIAL                OWNER             [X]
COMPLETION                 ARCHITECT         [ ]
                           CONTRACTOR        [X]
                           FIELD             [ ]
                           OTHER             [ ]
AIA DOCUMENT C704
--------------------------------------------------------------------------------

PROJECT:            USA Global Link          ARCHITECT: B(2)SJ Design Group
(name, address)     Plaza Tower One
                    6400 S. Fiddler's Green  ARCHITECT'S PROJECT NUMBER:   98.01
                    Suite 160A
                    Englewood, CO 80111      CONTRACTOR: Peak West Construction
                                                         6665 Kenton Street, St 202
TO (Owner):         Clarion Realty Services              Englewood, CO 80111
                    Plaza Tower One          CONTRACT FOR: Interior Construction Remodel
                    6400 S. Fiddler's Green                Tenant: USA Global Link
                    Englewood, CO 80111      CONTRACT DATE:

DATE OF ISSUANCE: 08/13/98

PROJECT OR DESIGNATED PORTION SHALL INCLUDE: Phase Two/1,974 RSF, Suite 160A remodel and construction scope of work, as designated in construction documents released March 27, 1998 with subsequent revisions May 7 and May 11, 1998.

The Work performed under this Contract has been reviewed and found to be substantially complete. The Date of Substantial Completion of the Project or portion thereof designated above is hereby established as July 29, 1998, which is also the date of commencement of applicable warranties required by the Contract Documents, except as stated below.

--------------------------------------------------------------------------------

                  DEFINITION OF DATE OF SUBSTANTIAL COMPLETION

The Date of Substantial Completion of the Work or designated portion thereof is the Date certified by the Architect when construction is sufficiently complete in accordance with the Contract Documents, so the Owner can occupy or utilize the Work or designated portion thereof for the use for which it is intended, as expressed in the Contract Documents.

--------------------------------------------------------------------------------

A list of items to be completed or corrected, prepared by the Contractor and verified and amended by the Architect, is attached hereto. The failure to include any items on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. The date of Commencement of warranties for items on the attached list will be the date of final payment unless otherwise agreed to in writing.

B(2)SJ Design Group             /s/ SETH BARBER                         08-28-98
------------------------      ----------------------------------        --------
ARCHITECT                     By SETH BARBER, PRINCIPAL                 DATE

The Contractor will complete or correct the Work on the list of items attached hereto within _________ days from the above Date of Substantial Completion.

Peak West
------------------------      ----------------------------------        --------
CONTRACTOR                    By GENE BARK, P.M.                        DATE

The Owner accepts the Work or designated portion thereof as substantially complete and will assume full possession thereof at ____________ (time) on _____________ (date).

Clarion Realty Services       /s/ TOM PRITEKEL                           09-8-98
------------------------      ----------------------------------        --------
OWNER'S REPRESENTATIVE        By TOM PRITEKEL                           DATE

--------------------------------------------------------------------------------

The responsibilities of the Owner and the Contractor for security, maintenance, heat, utilities, damage to the Work and insurance shall be as follows:

Note [ILLEGIBLE]

NOT APPLICABLE.

--------------------------------------------------------------------------------

                                 PLAZA TOWER ONE


                                  OFFICE LEASE






LOCATION:                PROPERTY COLORADO OBJLW ONE CORPORATION

                         by its agent, Clarion Partners, LLC



TENANT:                  USA GLOBAL LINK, INC.

                                TABLE OF CONTENTS

1.   DEFINITIONS .............................................................1
2.   USES ....................................................................3
3.   RENT ....................................................................4
4.   UTILITIES ...............................................................6
5.   SERVICES ................................................................7
6.   INDEMNIFICATION AND INSURANCE ...........................................7
7.   WAIVER OF SUBROGATION ...................................................9
8.   REPAIRS .................................................................9
9.   TENANT'S PROPERTY ......................................................10
10.  IMPROVEMENTS AND ALTERATIONS BY TENANT .................................10
11.  CASUALTY ...............................................................11
12.  ASSIGNMENT, LETTING AND SUBLETTING .....................................11
13.  LIENS AND INSOLVENCY ...................................................13
14.  CONDEMNATION ...........................................................14
15.  CONSTRUCTION CONDITIONS ................................................14
16.  OCCUPANCY, LEASE COMMENCEMENT DATE .....................................15
17.  RULES AND REGULATIONS ..................................................15
18.  PARKING ................................................................16
19.  ACCESS .................................................................16
20.  SIGNS ..................................................................16


i - PLAZA TOWER ONE LEASE

21.  TENANT'S DEFAULT .......................................................17
22.  PERSONAL PROPERTY LIEN .................................................18
23.  QUIET ENJOYMENT, INABILITY TO PERFORM ..................................19
24.  HOLD OVER TENANCY ......................................................19
25.  ATTORNEYS' FEES ........................................................20
26.  AMENDMENT, WAIVER ......................................................20
27.  NOTICES ................................................................20
28.  BINDING EFFECT, GENDER .................................................21
29.  ADDENDA AND ATTACHMENTS ................................................21
30.  LIMITATION OF LIABILITY ................................................21
31.  LANDLORD'S RESERVED RIGHTS .............................................22
32.  ESTOPPEL CERTIFICATE ...................................................22
33.  ACCORD AND SATISFACTION ................................................23
34.  SEVERABILITY ...........................................................23
35.  SUBORDINATION ..........................................................23
36.  TIME ...................................................................24
37.  APPLICABLE LAW .........................................................24
38.  BROKER'S INDEMNIFICATION ...............................................24
39.  SECURITY DEPOSIT .......................................................24
40.  CONFLICTS OF INTEREST ..................................................25
41.  TENANT REPRESENTATIONS .................................................25
42.  ENVIRONMENTAL COVENANTS ................................................26



ii - PLAZA TOWER ONE LEASE

43.  RENEWAL OPTION .........................................................27
44.  CANCELLATION OPTION ....................................................27
45.  EXPANSION OPTION .......................................................28

EXHIBITS

Exhibit "A"       Improved Area
Exhibit "B-1"     Leased Premises
Exhibit "B-2"     Phase I Space and Phase II Space
Exhibit "B-3"     Expansion Space
Exhibit "C"       Work Agreement
Exhibit "C-1      Final Construction Drawings
Exhibit "D"       Janitorial Services
Exhibit "E"       Lease Commencement Date Statement
Exhibit "F"       Rules and Regulations
Exhibit "G"       Attornment and Nondisturbance Agreement
Exhibit "H"       Estoppel Certificate
Exhibit "I"       Greenwood Plaza South



iii - PLAZA TOWER ONE LEASE

                                      LEASE

         This Lease ("Lease") is made as of June 5th, 1998, between PROPERTY COLORADO OBJLW ONE CORPORATION, an Oregon corporation, ("Landlord"), by its agent, Clarion Partners, LLC, and USA GLOBAL LINK INC., a Delaware corporation ("Tenant").

                                   WITNESSETH:

Landlord and Tenant hereby agree as follows:

                                 1. DEFINITIONS

         A. "Base Operating Costs" shall mean Tenant's Pro Rata Share of Operating Costs during the calendar year ending December 31, 1998.

         B. "Base Rent" shall mean the following for the periods indicated:

               Period                     $/Sq. Ft./year: $/month
               ------                     -----------------------
               Months 1-25                $19.00 per rentable sq. ft. per year
                                          $13,376.00 per month
                                          $160,512.00 per year
               Months 26-61               $19.33 per rentable sq. ft. per year
                                          $13,608.32 per month
                                          $163,299.84 per year

         C. "Building" shall mean the building shown on Exhibit "A", containing the Tower and the Retail Area, and within which the Leased Premises are located.

         D. "Greenwood Plaza South" shall mean the area developed or to be developed and shown on Exhibit "I".

         E. "Improved Area" shall mean the real property located in Arapahoe County, Colorado, described and shown on Exhibit "A", attached hereto, including the Building and any and all other buildings, other than those built for lease, existing or to be constructed thereon, all land thereunder and all appurtenances thereto, such as entries, sidewalks, curb areas, garage complexes, driveways and landscaped areas.

         F. "Lease Commencement Date" shall have the meanings as set forth in this paragraph. Prior to the execution of this Lease, Tenant has occupied the Leased Premises pursuant to that certain Temporary Occupancy License Agreement dated February 6, 1998 (the



1 - PLAZA TOWER ONE LEASE

"License Agreement"). As outlined in paragraph 15 of this Lease, Landlord will be constructing certain improvements within the Leased Premises in two phases. Such construction shall affect the commencement date of this Lease and the expiration date of the License Agreement as follows. On the date that Landlord notifies Tenant of the Substantial Completion (as defined in Exhibit "H" attached hereto) of the Phase I Improvements (as defined in paragraph 15.A. hereof), this Lease shall commence with respect to the Phase I Space (as defined in paragraph 15.A. hereof) and the License Agreement shall be rendered null and void as to the Phase I Space. During the construction of the Phase I Improvements, Tenant shall continue to occupy the Phase II Space (as defined in paragraph 15.A. hereof) and such occupancy shall be governed by the License Agreement. On the date that Landlord notifies Tenant of the Substantial Completion (as defined in Exhibit "H" attached hereto) of the Phase II Improvements (as defined in paragraph 15.A.), this Lease shall commence with respect to the Phase II Space and the License Agreement shall be rended null and void in its entirety. Notwithstanding anything to the contrary in the foregoing, during the construction of the Phase II Improvements, Tenant shall not be obligated to make any rental payments under the License Agreement or this Lease with respect to the Phase II Space. Notwithstanding the foregoing, the Lease Commencement Date for the entire Leased Premises (Phase I and Phase II Spaces) shall occur on the earlier of (i) one (1) day after Substantial Completion of the Phase I Improvements and the Phase II Improvements (excluding Tenant Delay), or (ii) July 29, 1998, except as extended by Landlord Delay.

         G. "Lease Term" shall mean the period beginning on the Lease Commencement Date and ending sixty-one (61) months thereafter, provided that if the Lease Commencement Date is a date other than the first day of a calendar month, the first month of the Lease Term shall be deemed to be the partial month and the first full month such that the Lease Term expires on the last day of a calendar month. To illustrate this definition: if the Lease Commencement Date for a lease with a 60-month term is January 15, 2000, the expiration date will be January 31, 2005.

         H. "Leased Premises" shall mean the right to use the interior space of the annex portion of the Building shown on Exhibit "B-l", attached hereto, containing approximately 8,448 rentable square feet, plus the appurtenant right to use, in common with others, the entries, sidewalks, curb areas; driveways, garage complexes, and other public portions of the Improved Area.

         I. "Permitted Purpose" shall mean use of the Leased Premises for general office purposes and purposes incidental thereto, unless otherwise agreed to in writing by Landlord in its full and sole discretion.

         J. "Rent" shall mean Base Rent, Tenant's Pro Rata Share of Operating Costs in excess of Base Operating Costs and any other amounts payable by Tenant to Landlord under this Lease.

         K. "Retail Area" shall mean the area of the Building shown on Exhibit "A".



2 - PLAZA TOWER ONE LEASE

         L. "Tenant's Broker of Record" shall mean The Staubach Company.

         M. "Tenant's Pro Rata Share" shall mean 1.8316% calculated by dividing Tenant's Total Square Footage by the Total Square Footage of the Tower.

         N. "Tenant's Total Square Footage" (approximately 8,448 rentable square feet) shall mean the sum of the square footage in the Leased Premises, an allocated portion of common area square footage on Tenant's floor and an allocated portion of the square footage of the remaining common areas in the Tower. Calculation of such allocated square footage will be done by Landlord on a reasonable basis consistently applied. If such calculation is later discovered to be in conflict with the approximate square footage stated herein above, this lease shall be amended to conform to such calculation.

         O. "Total Square Footage of the Tower" shall mean 461,234 rentable square feet; provided, however, if there is a change in the aggregate rentable area of the Tower as the result of an addition to the Tower. partial destruction of the Tower, modification of the Tower design, remeasurement by Landlord, or other cause which results in a reduction or increase in the rentable area of the Tower, Landlord shall make adjustments in the Total Square Footage of the Tower to reflect any such change.

         P. "Tower" shall mean the portion of the Building shown on Exhibit "A".

                                    2. USES

         A. Tenant agrees to continuously use and occupy the Leased Premises for the Permitted Purpose only, and for no other purpose whatsoever. Tenant covenants to comply with all statutes, laws, ordinances, regulations and rules and any recorded document affecting the Leased Premises and the Building. Tenant shall not do or permit anything to be done in or about the Leased Premises or the Building which will in any way (i) increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents; (ii) injure the Building; (iii) constitute waste of the Leased Premises or the Building; or (iv) be a nuisance, public or private, or menace to other tenants of the Building, or anyone else.

         B. Tenant agrees that it has determined to Tenant's satisfaction that the Leased Premises can be used for the Permitted Purpose. If Landlord determines, in its sole opinion based on changes in zoning laws or other local laws or ordinances, that the Leased Premises cannot be used for the Permitted Purpose at any time during the Lease Term, either Landlord or Tenant shall have the option to terminate this Lease. If Landlord fails to exercise such option, Tenant shall have the right to use the Leased Premises for any other remaining lawful purpose, for so long as the Leased Premises are then capable of accommodating such uses.



3 - PLAZA TOWER ONE LEASE

                                    3. RENT


          A. Tenant shall pay to Landlord on the first day of each calendar month during the term of this Lease, at the mailing address as designated from time to time by Landlord and without deduction or setoff (unless authorized by this Lease), the Base Rent, any other charges provided for in this Lease, and Tenant's Pro Rata Share of Operating Costs allocated to the Tower and described in paragraph 3B below which exceed the Base Operating Costs. Rent for any fractional calendar month shall be that proportion of the Rent which the number of days during such month bears to the total number of days in such month. Rent not paid by the first day of the month shall be subject to a late charge of three percent (3%) per month of the amount due. For purposes of this paragraph and until directed to do otherwise, Tenant shall mall all payments required to be paid under this Lease to the following address:

                           c/o Property Colorado OBJLW One Corporation
                           P.O. Box 5037, Unit #78
                           Portland, Oregon 97208

         B. Operating Costs shall mean all expenses, costs and disbursements made or required to be made by Landlord because of or in connection with the maintenance, repair and operation of the Improved Area, including, but not limited to, real estate taxes and assessments; use, sales, and any other taxes (except income taxes) based on rents; personal property taxes on personal property used in the operation of the Improved Area; equitable charges as may be assessed to the Improved Area for the maintenance, repair and operation of the common property of Greenwood Plaza South; the cost of all risk property insurance, including earthquake and flood, and general liability insurance, including Landlord's estimated fair market cost, not to exceed ISO Manual Rates (Insurance Services Office), for any of such risks against which Landlord elects to self insure; costs incurred by Landlord to comply with federal, state or local laws regarding hazardous materials except when such compliance is required due to the acts of Landlord or other tenants of the Building; utilities not separately metered to individual tenants; costs of leasing or amortization of energy reduction devices and systems, except those included in the initial Building specifications; maintenance; repairs; janitorial service, operating supplies, property management; Building services; snow removal; landscaping; rubbish removal; tools and equipment used for the daily operation of the Improved Area; air conditioning, heating and elevator repair and maintenance; maintenance and repair of garage complex; security; property management fees; management and maintenance personnel's wages, payroll taxes, welfare and disability benefits reasonably incurred in the operation of the Improved Area. Operating Costs shall not include monies spent for income tax accounting, expenses resulting from negligence of Landlord; expenses and costs associated with the operation of Landlord's business organization; legal fees; space planning fees; real estate brokerage commissions; decorating fees; advertising costs associated with development and leasing of the Building; bad debt or rent losses of Landlord; fines, penalties, interest or other charges paid by Landlord to any other tenant or third party; interest, depreciation, or expenditures of a capital nature, except to the extent that such expenditures are required due to a change in law including, but not limited to "The Americans



4 - PLAZA TOWER ONE LEASE
 with Disabilities Act" and similar related Federal, State and Local laws, rules and regulations applicable to the Improved Area or otherwise cause a reduction in any item of Operating Costs, in which case that part of such capital expenditure attributable to the calendar year shall be included in the Operating Costs. Operating Costs shall be reasonably allocated between the Tower and the Retail Area. Also, if Landlord constructs any other buildings for lease within the boundaries of the Improved Area; Operating Costs, exclusive of those incurred directly for the Building hereunder and such other buildings, shall be reasonably allocated between the Building hereunder and such other buildings. The determination of Operating Costs and their allocation shall be in accordance with generally accepted accounting principles applied on a consistent basis. If the Building and other buildings located on the Improved Area are not fully rented during all or a portion of any calendar year, Landlord may make an appropriate adjustment of the Operating Costs for such year, employing sound accounting and management principles, to determine the amount of Operating Costs that would have been paid or incurred by Landlord had all such buildings been one hundred percent (100%) rented, and the amount so determined shall be deemed to have been the amount of Operating Costs for such year.

          Operating Costs allocated to Tenant shall not reflect any type or degree of service or duty performed by or through Landlord for any other tenant which is not required to be performed for Tenant under this Lease which results in a cost in excess of the services or duties required to be provided by Landlord under this Lease. Furthermore, Operating Costs shall not reflect the costs of any services provided by Landlord to other tenants which are not required to be performed for Tenant under this Lease to the extent Landlord is reimbursed by such tenants for the costs of such services.

         C. During December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of Tenant's Pro Rata Share of Operating Costs which exceed Base Operating Costs payable hereunder for the ensuing calendar year.

          On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one twelfth (1/12) of such estimated amount, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time it appears to Landlord that Tenant's Pro Rata Share of Operating Costs payable hereunder for the current calendar year will vary from its estimate by more than twenty per cent (20%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

         D. Within one hundred twenty (120) days after the close of each calendar year, or as soon thereafter as is reasonably practicable, Landlord shall deliver to Tenant a statement of additional Rent for Operating Costs payable hereunder for such calendar year. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year



5 - PLAZA TOWER ONE LEASE
previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installment of Rent. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.

         E. If, for any reason other than the default of Tenant, this Lease shall terminate on a day other than the last day of a calendar year, the additional Rent for Operating Costs payable by Tenant applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such date of termination bears to three hundred sixty-five (365).

         F. Landlord shall, upon Tenant's written request, deliver to Tenant a written accounting showing how Operating Costs were calculated for the past year. Tenant may object to the statement of Operating Costs for the past year only if Tenant does so in writing to Landlord within ninety (90) days of Tenant's receipt of Landlord's statement of Tenant's Pro Rata Share of Operating Costs. In the event of a timely objection made by Tenant, Tenant and Landlord agree to cooperate in good faith to resolve any such objection. The foregoing notwithstanding, Tenant shall in no way be relieved of its obligation to pay Tenant's Pro Rata Share of Operating Costs as calculated by Landlord during the period in which it is cooperating with Landlord to resolve any objections as provided herein.

                                  4. UTILITIES

         Landlord shall provide to the Leased Premises the following utility services: water, sewer, electricity. Utility charges for which separate billings are not available shall be treated as Operating Costs. If heat, light, water or any other utility services are supplied to and metered directly to the Leased Premises, Tenant shall pay the cost thereof, and make any required deposits related thereto. Separate additional charges may be made to Tenant, if Tenant, in Landlord's reasonable judgment, makes excessive utility system demands where such services are not separately metered. Landlord does not warrant that any of the utility services will be free from interruption caused by Unavoidable Delay, as defined in paragraph 23 below.

         Landlord may, in its sole discretion, limit the number of telephone circuits available to Tenant based on a pro rata share calculated by multiplying the total number of circuits available to all tenants in the Building by Tenant's Pro Rata Share. Landlord or its representative may, in its sole discretion, elect to cause the telephone circuits/lines to be connected in and/or to the Lease Premises at Tenant's sole cost and expense.

         Upon the expiration or termination of this Lease, Landlord may, in its sole discretion, require Tenant to remove, at Tenant's expense, all telephone, computer, data, or other such wiring associated with the Leased Premises to the point-of-connection, without regard to whether such wiring was paid for and/or installed by Tenant. The point-of-connection shall be determined by



6 - PLAZA TOWER ONE LEASE

Landlord. Tenant shall repair, or reimburse Landlord for the cost of repairing, any damage resulting from removal of such wiring.

                                   5. SERVICES

         Landlord shall maintain all parking and common areas, which maintenance shall include lighting, gardening, cleaning, snow removal, sweeping, painting and window cleaning; and shall provide for the Leased Premises and the Building such other services, including, but not limited to, air-cooling, heating, replacement of building standard lamps as needed and the interior janitorial services listed on Exhibit "D", as are necessary to maintain them in reasonably good order and condition. Landlord shall maintain and repair the exterior of the Building, its structural portions and the roof. The cost of such services shall be considered an Operating Cost. Any services provided to Tenant by Landlord which are not provided to other Tenants in the building shall be provided at Tenant's expense.

         Such services, except for janitorial services. shall be furnished by Landlord during normal working hours (from 6:00 a.m. to 6:00 p.m. weekdays, and from 7:00 a.m. to 1:00 p.m. on Saturdays, legal holidays excepted), or at such other times as requested by Tenant, in which event, Tenant shall pay the additional cost thereof. The level of services shall be that customarily provided by landlords of first-class buildings in the Denver, Colorado area. For purposes of this paragraph. "legal holidays" shall mean New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may hereafter be established by the United States government.

         Landlord shall not be liable in any event, nor shall Rent be abated, because of interruption of such services. The foregoing notwithstanding, if any such interruption of services causes the Leased Premises to be untenantable for a period of at least five (5) consecutive business days, Rent shall be abated proportionately.

                        6. INDEMNIFICATION AND INSURANCE

         A. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, its advisor, and property manager for any injury to or death of any person or damage to any property or any other type claim arising out of an incident (i) occurring in, on or about the Leased Premises by or from any cause whatsoever, or (ii) occurring in, on or about the Improved Area by reason of any act or omission or any active, passive or concurrent negligence or fault of Tenant, except to the extent caused by the negligence or willful misconduct of Landlord, its advisor, property manager, employees, agents or contractors.

         B. In addition to Tenant's obligations under paragraph D below, Tenant agrees to indemnify, protect, pay on behalf of, and hold harmless Landlord, its advisor, and property manager, from and against any and all claims or liability for any injury to or death of any person (including employees of Tenant and Landlord) or damage to any property (including property



7 - PLAZA TOWER ONE LEASE
belonging to Tenant and Landlord) whatsoever or any other claim (i) occurring in, on or about the Leased Premises or any part thereof, from any cause whatsoever or (ii) occurring in, on or about the Improved Area by reason of any act or omission or any active, passive or concurrent negligence or fault of Tenant, except to the extent caused by the negligence or willful misconduct of Landlord, its advisor, property manager, employees, agents or contractors. The obligations of indemnity set forth in this paragraph shall survive termination of this Lease by expiration of the Lease Term or otherwise.

         C. Tenant shall, at its sole cost and expense, obtain and keep in force during the Lease Term, all-risk property insurance (including theft, sprinkler leakage, and boiler and machinery) on Tenant's improvements, fixtures, furnishings and equipment in and upon the Leased Premises or Building in an amount not less than one hundred percent (100%) of the full replacement cost (without deduction for depreciation) thereof, with a maximum deductible of $1,000. Landlord reserves the right to request Tenant to have a replacement cost appraisal prepared not less than every three (3) years. All amounts received from said insurance shall be applied to the payment of the cost of repair or replacement of any Tenant's improvements, fixtures, furnishings and equipment that were damaged or destroyed unless this Lease terminates prior to such repair or replacement being made, in which case the portion of such amounts representing improvements and fixtures which would have become Landlord's property pursuant to paragraph 10 hereof shall be paid over to Landlord, and the balance shall be retained by Tenant. Tenant shall also carry business interruption insurance.

         D. Without in any way limiting Tenant's liability pursuant to paragraph B above, Tenant shall, at its sole cost and expense, obtain and keep in force during the term of this Lease (i) commercial general liability insurance (Bodily Injury and Property Damage) on an occurrence form with a limit of liability not less than One Million and no/100 Dollars ($1,000,000) per occurrence including premises-operations and products/completed operations hazards and with the following supplementary coverages: (a) contractual liability to cover liability assumed under this Lease; (b) personal injury liability with the "employee" and "contractual" exclusions deleted; and (c) broad form property damage liability; and (ii) umbrella excess liability insurance, in addition to and in excess of the foregoing insurance policies, in an amount not less than Four Million and no/100 Dollars ($4,000,000) per occurrence. Tenant shall also carry workers' compensation in accordance with statutory limits and employer's liability insurance. Landlord shall have the right, at any time or from time to time, to reasonably adjust the amount of insurance required hereunder to reflect those coverages and amounts typically carried by tenants such as Tenant in other office buildings comparable to the Building, as industry standards change.

         E. All insurance required under this paragraph 6 and all renewals thereof shall be issued by such responsible companies licensed or authorized to do and doing business in the State of Colorado as may be reasonably approved by Landlord. Each policy shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord. All insurance under this paragraph shall name Landlord, Landlord's agent



8 - PLAZA TOWER ONE LEASE
and advisor. Landlord's property manager and any mortgagee(s), all as additional insureds, shall be primary and noncontributing with any insurance which may be carried by Landlord, and shall expressly provide that Landlord, its advisor, and property manager, although named as additional insureds, shall nevertheless be entitled to recover against Tenant under the policy for any loss, injury or damage to Landlord, its advisor, property manager, employees and contractors, and shall contain a standard "cross liability" or "severability of interest" clause.

         Upon the issuance thereof, each such policy or a duplicate or certificate thereof shall be delivered to Landlord for retention by it.

         Tenant shall require any contractor who performs work on the Leased Premises to carry general liability insurance and to name Landlord, its advisor and its property manager as additional insureds.

                            7. WAIVER OF SUBROGATION

         Tenant waives on behalf of its insurers under all policies of fire and theft, all rights of subrogation which any insurer might otherwise have to any claims of Tenant against Landlord. Landlord waives on behalf of its insurers under all policies of fire and theft, all rights of subrogation which any insurer might otherwise have to any claims of Landlord against Tenant. Landlord and Tenant shall each, prior to or immediately after the execution of this Lease, procure from each of such insurers a waiver of all rights of subrogation which the insurer might otherwise have as against the other, to the extent required by this paragraph. This paragraph shall not be construed to require of Landlord or Tenant any insurance coverage not otherwise required by this Lease nor to waive any rights of recovery that either Landlord or Tenant may have directly against the other to the extent that any loss or damage giving rise to any such right of recovery is not actually covered by insurance.

                                   8. REPAIRS

         Except for services provided by Landlord, Tenant agrees to maintain in a clean, orderly and sanitary condition and keep in good repair, the non-structural interior of the Leased Premises, ordinary wear and tear excepted. Such maintenance and repair shall be at the sole cost of Tenant and shall include but not be limited to the maintenance and repair of floor covering, ceilings and walls, front and rear doors, and all interior glass on the Leased Premises. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for fifteen (15) days after written notice from Landlord, Landlord may perform any such required maintenance and repairs and the cost thereof shall be additional Rent payable by Tenant within ten (10) days of receipt of any invoice therefor from Landlord.



9 - PLAZA TOWER ONE LEASE

                              9. TENANT'S PROPERTY

         Furnishings, trade fixtures, computer and telephone wiring, and moveable equipment, if any, paid for and installed by Tenant, shall be the property of Tenant. On expiration of this Lease, if there is then no Event of Default, Tenant may remove any such property and shall remove any such property if directed by Landlord. Tenant shall repair, or reimburse Landlord for the cost of repairing, any damage resulting from removal of Tenant's property. If Tenant fails to remove such property as required under this Lease, or in the event Tenant abandons the Leased Premises, Tenant shall be deemed to have abandoned all interest in any such property remaining or then in or upon the Leased Premises and Landlord may remove the same as its own property and dispose of such property as it desires without liability to Tenant.

                   10. IMPROVEMENTS AND ALTERATIONS BY TENANT

         Tenant may make such additional improvements or alterations to the Leased Premises as it deems necessary or desirable, but only with Landlord's prior written approval (which approval shall not be unreasonably withheld). Any such improvements or alterations by Tenant shall be at Tenant's expense and shall be done by a licensed contractor approved by Landlord in conformity with plans and specifications approved by Landlord. If requested by Landlord. Tenant will post a bond or other security reasonably satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant. All work performed shall be done in a good and workmanlike manner, in accordance with applicable law and with materials (where not specifically described in the specifications) of the quality and appearance comparable to those in the Building. Prior to the commencement of any work or delivery of any materials to the Leased Premises, Tenant shall furnish Landlord, for its approval, copies of the following:

                  (a) plans and specifications;

                  (b) names and addresses of contractors;

                  (c) copies of contracts;

                  (d) necessary permits; and

                  (e) such other items as may be reasonably requested by Landlord to protect its interest in the Building in connection with the work.

         Landlord, by written notice to Tenant given at or prior to commencement of any improvement, addition, or alteration to the Leased Premises described in this paragraph 8, may require Tenant, at Tenant's sole cost and expense, to remove all or any portion of such improvements, additions, or alterations at or prior to the expiration or termination of this Lease, and to repair or restore any damage caused by the installation and removal of such improvements, additions, or alterations; provided, however, the only improvements, additions or



10 - PLAZA TOWER ONE LEASE
alterations which Tenant may remove shall be those specified in such notice. Except for Tenant's furnishings, trade fixtures, computer and telephone wiring and moveable equipment, property not specified for removal shall upon termination or expiration of the Lease become the property of Landlord. Notwithstanding the foregoing, in the case of any improvement, addition, or alteration made without the prior written consent of Landlord, Landlord may provide the notice contemplated by this paragraph at any time at or prior to the termination or expiration of this Lease.

                                  11. CASUALTY

         If the Leased Premises or the Building are destroyed or damaged by fire, earthquake or other casualty to the extent that the Leased Premises are untenantable in whole or in part, then Landlord shall, except as provided below, proceed with reasonable diligence to rebuild and restore the Leased Premises or such part thereof as may be destroyed or damaged, and during the period of such rebuilding and restoration, this Lease shall remain in full force and effect, and Rent shall be abated in the same ratio as the square footage in the portion of the Leased Premises rendered untenantable, if any, shall bear to the total square footage in the Leased Premises. If Landlord shall reasonably determine that such destruction or damage cannot be rebuilt and restored within one-hundred-eighty (180) days of the occurrence, it shall so notify Tenant within sixty (60) days after the occurrence of such damage or destruction. In such event, either Landlord or Tenant may, within twenty (20) days after such notice, terminate this Lease. If neither party terminates this Lease during such twenty (20) day period, this Lease shall remain in effect and Landlord shall diligently proceed to rebuild and restore the Leased Premises, and Rent shall abate as set forth above. If Landlord determines that the Leased Premises can be rebuilt and restored within one-hundred and eighty (180) days after the occurrence but the rebuilding of the Leased Premises is not completed within such one-hundred and eighty (180) day period (subject to the provisions of paragraph 23.C., which shall not, in any event, extend the completion period more than sixty (60) days), Landlord, within five (5) days of Tenant's written demand, shall provide Tenant with Landlord's written assurance that the Leased Premises will be rebuilt and restored with thirty (30) days after Tenant's demand. If the Leased Premises are not rebuilt and restored within thirty (30) days after Tenant's demand (subject to the provisions of paragraph 23.C.) or Landlord advises Tenant that the Leased Premises will not be rebuilt and restored within thirty (30) days, then either Landlord or Tenant may, within ten
(10) days after Landlord's advice to Tenant, terminate this Lease. Anything in this Lease to the contrary notwithstanding, in the event the Leased Premises are rendered untenantable due to the fault or neglect of Tenant, its agents, employees, invitees, or licensees, there shall be no abatement of Rent.

                     12. ASSIGNMENT, LETTING AND SUBLETTING

         A. Except as permitted in subparagraph F below, Tenant, its legal representatives and successors in interest, shall have no right to assign, let or sublet or permit assigning, letting or subletting of this Lease, the Leased Premises or any part thereof, respectively, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld,



11 - PLAZA TOWER ONE LEASE
and any attempt to do so shall be null and void. Any consent of Landlord, unless specifically stated therein, shall not relieve Tenant from its obligations under this Lease, and a consent by Landlord to any one assignment or subletting shall not constitute a consent to any other or subsequent assignment or subletting.

         B. In addition to any other reasonable basis, Landlord shall be deemed to be reasonably withholding its consent to any such assignment, letting or subletting, if such assignment, letting or subletting would result in the assignment, leasing or subleasing of the Leased Premises to any party, business or lessee:

            (1) who proposes to conduct a business therein which is not in conformance with the provisions of paragraph 2 hereof; or

            (2) who is then a lessee of the Building if the Landlord has, or will have during the ensuing six (6) months, suitable space for rent in the Building; or

            (3) whose business is of a character which is not, in Landlord's opinion, consistent with the character of the Building.

         C. In the event that Tenant proposes any assignment of this Lease or sublease of the Leased Premises, Tenant shall notify Landlord in writing at least thirty (30) days before the date on which such assignment or sublease is to be effective and, as included in such notice, furnish Landlord with (a) the name of the proposed assignee or sublessee (the "Transferee"), (b) a description of the business of the Transferee, (c) financial statements of the Transferee (audited if available), (d) all written agreements governing the sublease, and
(e) any other information reasonably requested by Landlord with respect to the assignment, sublease or the Transferee. Landlord shall respond to Tenant's request for approval or disapproval of the proposed assignment or sublease within fourteen (14) days after Landlord receives Tenant's request and all documents and information required in the preceding sentence. If Landlord consents to a proposed assignment or sublease of this Lease, the appropriate parties shall enter into an assignment or consent to sublease agreement drafted by Landlord. Consent by Landlord to any assignment or subletting shall not include consent to the assignment or transferring of any lease renewal options or space option rights of the Premises, special privileges or extra services granted to Tenant under this Lease, unless otherwise agreed to by Landlord in writing.

         D. Tenant shall pay to Landlord fifty percent (50%) of all net profit derived by Tenant from any assignment or subletting. For purposes of the foregoing, "net profit" shall be deemed to be the amount of all rent payable by such assignee or sublessee in any given year of the Lease Term in excess of the Rent payable by Tenant under this Lease during such year less the following verifiable costs and expenses: (i) any improvement allowance or other economic concession paid by Tenant to the assignee/subtenant; (ii) broker's commissions paid by Tenant with regard to the subletting; (iii) attorneys' fees incurred by Tenant in connection with the assignment or sublease; (iv) lease takeover payments; (v) costs of advertising the Premises for



12 - PLAZA TOWER ONE LEASE
sublease, (vi) reasonable costs incurred by Tenant to make improvements to the Premises for the assignee/subtenant to occupy the Premises, and (vii) all other commercially reasonable costs of subletting incurred by Tenant. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord shall be in cash for its share of any non-cash consideration based upon the fair market value thereof. Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by an officer or representative of Tenant with authority to do so, setting forth in detail the computation of all net profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times to the books, records and papers of Tenant relating to any such assignment or subletting, and Landlord shall have the right to make copies thereof. The percentage of Tenant's profit due Landlord hereunder shall be paid to Landlord within five (5) days of receipt by Tenant of all payments made from time to time by such assignee or sublessee to Tenant.

         E. Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord, including reasonable attorney's fees and costs, to prepare and negotiate all documents in connection with any requested sublease or assignment.

         F. Notwithstanding anything to the contrary contained in this paragraph 12, Tenant need not obtain Landlord's prior consent to assign its interest in this Lease or sublet all or any portion of the Leased Premises to an entity which is controlled by, controls or is under common control with Tenant (an "Affiliate"), provided that at the time of the proposed assignment or subletting, Tenant's net worth is equal to or greater than its net worth as of the date of this Lease. Tenant shall immediately notify Landlord of any such assignment, purchase, transfer, sublease, action, or use. For purposes of this Lease, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and voting securities, by contract or otherwise. Notwithstanding any such assignment or subletting or the acceptance of rent by Landlord directly from any such assignee or sublessee, Tenant shall remain fully liable for all obligations of Tenant hereunder, without any obligation on the part of Landlord first to exhaust its remedies against any such assignee or sublessee. Although Landlord's prior consent is not required for transfers to an Affiliate, the Affiliate must expressly agree in writing to assume all of Tenant's obligations under this Lease.

                            13. LIENS AND INSOLVENCY

         Tenant shall keep the Leased Premises, the Building and the Improved Area free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, trustee or other liquidating officer is appointed for the business or property of Tenant. Landlord shall have the right and option at any time thereafter to terminate this Lease by notice to Tenant.



13 - PLAZA TOWER ONE LEASE

                                14. CONDEMNATION

         If all or any part of the Leased Premises are taken under power of eminent domain or like power, or sold under imminent threat thereof to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority or entity, so long as the remainder of the Leased Premises may be used for Tenant's business. Rent for the remaining Lease Term shall be reduced in the proportion that the Tenant's Total Square Footage is reduced by the taking. 1f a partial taking or sale of the Building or the Leased Premises (i) substantially reduces the area of the Leased Premises resulting in a substantial inability of Tenant to use the Leased Premises for Tenant's business purposes, or (ii) renders the Building unviable to Landlord, Tenant, in the case of (i), or Landlord, in the case of (ii) may terminate this Lease by notice to the other party within thirty (30) days after the terminating party receives a written notice of the portion to be taken or sold, such termination to be effective one-hundred-eighty (180) days thereafter, or when the portion is taken or sold, whichever is sooner. All condemnation awards and similar payments shall be paid and belong to Landlord, except any amounts awarded or paid specifically for Tenant's trade fixtures and relocation costs or any other amounts awarded specifically to Tenant, provided such awards do not reduce Landlord's award. Nothing contained herein shall diminish Tenant's right to deal on its own behalf with the condemning authority.

                          15. CONSTRUCTION CONDITIONS

         A. Tenant desires and Landlord has agreed to construct certain improvements in the Leased Premises in the following manner. Landlord shall first construct certain improvements ("Phase I Improvements") in that portion of the Leased Premises consisting of approximately 6,474 rentable square feet ("Phase I Space"), as depicted in Exhibit "B-2" attached hereto. Landlord shall notify Tenant of the Substantial Completion (as defined in Exhibit "C" attached hereto) of the Phase I Improvements and Tenant shall promptly move all of its personal property from the Phase II Space into the Phase I Space. Landlord shall then construct certain improvements ("Phase II Improvements") in that portion of the Leased Premises consisting of approximately 1,974 rentable square feet ("Phase II Space"), as depicted in Exhibit "B-2" attached hereto. The Phase I Improvements and Phase II Improvements shall hereinafter be referred to collectively as the "Leasehold Improvements" and shall be as described in the Work Agreement attached hereto as Exhibit "C."

         B. Landlord shall bear the risk of loss to the Leasehold Improvements in any portion of the Leased Premises until the Lease Commencement Date. Tenant may inspect the Leasehold Improvements at reasonable times so long as such inspections do not interfere with Landlord's construction activities and Landlord's approval is received in advance of Tenant's inspection visit.



14 - PLAZA TOWER ONE LEASE

         C. To the extent that this paragraph or paragraph 16 below conflicts with the Work Agreement, the Work Agreement shall control.

         D. Landlord estimates that subject to the provisions of the Work Agreement attached hereto as Exhibit "C", Substantial Completion of the Phase I Improvements shall occur and the Phase I Space shall be certified and approved for occupancy on or about July 3, 1998, and furthermore that Substantial Completion of the Phase II Improvements shall occur and the Phase II Space shall be certified and approved for occupancy on or about July 28, 1998; provided, however, that if such Substantial Completion does not occur by such dates, Landlord shall not be liable in damages to Tenant for any delay in Substantial Completion and such delay shall not affect the Lease Commencement Date as defined herein, except as otherwise provided in Exhibit "C" in the event of Landlord Delay.

         E. By taking possession hereunder, Tenant shall have acknowledged that it has examined the Leased Premises and accepts the same as being in the condition called for by this Lease. Landlord shall use reasonable efforts to correct minor defects, if any, shown on Tenant's "punch list" within 30 days after Tenant takes possession, and in the event a major defect or omission appears in the installation of the major building systems or structure, Landlord agrees to correct any such defect or omission as soon as reasonably possible after receiving notice thereof from Tenant.

                     16. OCCUPANCY, LEASE COMMENCEMENT DATE

         If Substantial Completion of the Leased Premises has not occurred by July 28, 1998, and such delay continues for more than one hundred and twenty
(120) days after such date, plus any extensions permitted in the Work Agreement, either party may terminate this Lease. Prior to occupying the Leased Premises, Tenant shall execute and deliver to Landlord a letter in the form attached hereto as Exhibit "E", acknowledging the Lease Commencement Date. If Tenant fails to deliver such letter, the date of Substantial Completion of the Leased Premises shall be deemed to be the Lease Commencement Date.

                            17. RULES AND REGULATIONS

         Tenant covenants that Tenant and its agents, employees, invitees, or those claiming under Tenant, will at all times observe, perform and abide by all reasonable rules and regulations promulgated by Landlord, from time to time, as long as such rules and regulations do not conflict with, or unreasonably modify, any provision of this Lease and such rules and regulations are uniformly applied to all tenants of the Building. Landlord's rules and regulations in effect on the date hereof are attached hereto as Exhibit "F".



15 - PLAZA TOWER ONE LEASE

                                   18. PARKING

          Landlord shall provide non-exclusive parking within a seven level structure (1-6 covered) contiguous to the Building. Within said structure, Tenant shall lease from Landlord twenty-five (25) non-exclusive parking spaces for use by the Tenant at the then-current monthly market rate, to be determined by Landlord in its sole discretion. The current monthly market rate for such non-exclusive parking spates is Fifty-five and no/100 Dollars ($55.00) per space per month. Tenant shall pay the foregoing parking charges to Landlord or its designee on the first day of each month of the Lease Term. All present and future parking shall be within such parking areas and not within the street right-of-way. There shall be no on-street parking. Tenant may not lease parking spaces within said structure from anyone other than Landlord. Tenant may not sublease parking spaces within said structure to anyone other than a subtenant to whom an assignment, letting, or subletting was made pursuant to paragraph 12 hereof. The number of parking spaces allotted to Tenant under this paragraph has been calculated based on a ratio of 3 parking spaces per 1,000 rentable square feet of the Leased Premises. Therefore, if during the original or renewal term of this Lease the square footage of the Leased Premises should change, the number of parking spaces granted to Tenant may be modified accordingly.

                                   19. ACCESS

          Landlord or Landlord's employees, agents or contractors may enter the Leased Premises at reasonable times for the purpose of inspecting, altering or repairing the Leased Premises or other portions of the building and for the purpose of ascertaining compliance by Tenant with the provisions of this Lease. Landlord may also show the Leased Premises to prospective purchasers, renters or lenders during regular business hours and upon reasonable notice during the last twelve (12) months of the Lease Term, provided that Landlord shall not unreasonably interfere with Tenant's business operations or with Tenant's use and occupancy of the Leased Premises. Landlord shall repair, at Landlord's expense, any damage to the Leased Premises resulting from the exercise of the foregoing rights by Landlord or Landlord's employees, agents or contractors.

                                    20. SIGNS

          All signs and symbols placed on the doors or windows or elsewhere about the Leased Premises, or upon any other part of the Building, including building directories, shall be subject to the approval of Landlord. Tenant shall have no right to place signs outside the Building and within the Improved Area. Tenant shall be entitled to place signs within the interior of the Leased Premises without having first obtained Landlord's approval, provided that such signage is






16-  PLAZA TOWER ONE LEASE
not visible from common areas of the Building, including, but not limited to, elevators and common area corridors. Upon expiration of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost thereof charged to Tenant as additional Rent hereunder. Notwithstanding anything to the contrary in the foregoing, Tenant shall be allowed to (i) place signage on the transom of the glass door leading into the annex from the atrium, (ii) place its corporate name in the directory located in the main lobby and in the directory located in the annex lobby, and (iii) mount a building standard sign on the wall next to the main entrance of the Leased Premises; provided, however, that the signage specified in items (i) and (ii) shall be designed at Tenant's sole cost and expense and all of the foregoing signage shall be installed at Tenant's sole cost and expense and shall be subject to Landlord's prior written approval.

                              21. TENANT'S DEFAULT

         It shall be an "Event of Default" if (i) Tenant fails to pay Rent or any other charge or payment required of Tenant hereunder when due and such failure continues for ten (10) days after written notice thereof to Tenant by Landlord; (ii) Tenant violates or fails to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure continues for thirty (30) days after written notice thereof to Tenant by Landlord or if such default cannot be cured within thirty (30) days if Tenant commences to cure the default within the thirty (30)-day period, but fails to proceed diligently and fully cure the default within forty-five (45) days; (iii) Tenant makes a general assignment for the benefit of its creditors or files a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (iv) a proceeding is filed against Tenant seeking any relief mentioned in (iii) above which is not dismissed within sixty (60) days after filing; (v) a trustee, receiver or liquidator is appointed for Tenant or a substantial part of its property; (vi) Tenant's interest under this Lease is taken upon execution or by other process of law directed against Tenant or is attached by or on behalf of any creditor of Tenant; or (vii) Tenant mortgages, assigns (except as expressly permitted in this Lease) or otherwise encumbers Tenant's interest under this Lease.

          If an Event of Default occurs, Landlord may: (i) without obligation to do so and without releasing Tenant from any obligation under this Lease, make any payment or take any action Landlord may deem necessary or desirable to cure such Event of Default, and the cost thereof shall be reimbursed by Tenant to Landlord within ten (10) days after demand; (ii) terminate this Lease by written notice to Tenant as of the date such notice is given or as of any other date specified in such notice; (iii) with or without terminating this Lease, reenter and take possession of the Leased Premises by legal proceedings; (iv) with or without terminating this Lease, if Tenant has vacated or abandoned the Leased Premises, reenter and take possession of the Leased Premises, or any part thereof, and remove the effects therein without liability for any damages thereto and without being deemed guilty of any manner of trespass and without prejudice to any other remedies of Landlord hereunder; and (v) exercise any other legal remedy, including, without limitation, equitable remedies, on account of such Event of Default. All remedies of



17-  PLAZA TOWER ONE LEASE

Landlord under this Lease shall be cumulative, and the exercise of any of such remedies shall not prevent the concurrent or subsequent exercise of any other remedy.

          Should Landlord elect to reenter or take possession of the Leased Premises pursuant to legal proceedings or otherwise, Landlord may, from time to time, without any obligation to do so and without terminating this Lease, relet the Leased Premises or any part thereof on behalf of Tenant for such term or terms and at such rent or rents, and upon such other terms and conditions, as Landlord may deem advisable in its sole discretion (including, without limitation, giving concessions, free rent, and payment of concessions), with the right to make alteration and repairs to the Leased Premises. No such reentry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease, unless a written notice of termination is given to Tenant by Landlord, nor shall it preclude Landlord from terminating this Lease at a later time by giving written notice to Tenant.

         If Landlord elects to take possession without terminating this Lease, then such repossession shall not relieve Tenant of its obligations and liabilities under this Lease, all of which shall survive such repossession. In the event of such repossession, Tenant shall pay to Landlord, as Rent, all Rent which would be payable hereunder if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Leased Premises, after deducting all of Landlord's reasonable expenses incurred in connection with such reletting, and rental concessions. Tenant shall pay such Rent to Landlord on the days on which such Rent would have been payable hereunder if possession had not been retaken.

         If, however, this Lease is terminated by Landlord, Landlord shall be entitled to recover as damages from Tenant, in addition to all other damage suffered by Landlord on account of any Event of Default, the present value of all of the Rent which would have been due for the remainder of the Lease Term had this Lease not been terminated, discounted at the rate of five percent (5%), plus all of Landlord's costs of reletting the Leased Premises, including repair, alteration, and preparation of the Leased Premises for reletting, brokerage commissions, attorneys' fees, and rental concessions. Said amount shall be immediately due and payable by Tenant to Landlord. Any amount due to Landlord hereunder may be collected after termination.

                           22. PERSONAL PROPERTY LIEN

          As additional security for Tenant's performance of its obligations under this Lease, Tenant hereby grants to Landlord a security interest in and to all of the personal property of Tenant situate or to become situate on the Leased Premises as security for the payment of all Rent and other sums due or to become due under this Lease. Tenant shall execute such documents as Landlord may reasonably require to evidence Landlord's security interest in such personal property, including financing statements, separate security agreements and other documentation. If Tenant is in default under this Lease, such personal property shall not be



18-  PLAZA TOWER ONE LEASE
removed from the Leased Premises (except to the extent such property is replaced with an item of equal or greater value), without the prior written consent of Landlord. It is intended by the parties hereto that this Lease and the provisions herein contained shall have the effect of a security agreement governing such personal property, and Landlord, upon the occurrence of an Event of Default set forth in paragraph 21 may exercise any rights of a secured party under the Uniform Commercial Code of the State of Colorado, including the right to take possession of such personal property and, after proper notice to those parties required by law to be notified, shall be authorized to sell the same for the best price that can be obtained at public or private sale, and out of the proceeds derived therefrom, to pay the amount due Landlord, and all costs arising out of the execution of the provisions of this paragraph, paying the surplus, if any, to Tenant. If such personal property, or any portion thereof, shall be offered at a public sale, Landlord may become the purchaser thereof. Notwithstanding the foregoing, Landlord shall subordinate its lien in Tenant's personal property to the security interest of Tenant's supplier or institutional financial source, provided that the subordination must be limited to a specified transaction and specified items of the fixtures, equipment, or inventory involved in the transaction. Furthermore, such subordination shall be on a form supplied by Landlord.

                    23. QUIET ENJOYMENT, INABILITY TO PERFORM

          A. If, and so long as, Tenant pays Rent and keeps and performs each and every term, covenant and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance or molestation by Landlord, subject to the terms, covenants and conditions of this Lease and the Superior Instruments, as defined and provided in paragraph 35 below.

          B. Landlord shall pay all taxes and assessments so as not to jeopardize Tenant's use of the Leased Premises. The foregoing notwithstanding; Landlord shall be entitled to contest any tax or assessment which it deems to be improperly levied against the Improved Area or any part thereof, so long as Tenant's use of the Leased Premises is not interfered with.

          C. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant (other than Tenant's obligation to pay rent), Landlord or Tenant shall not be liable or responsible for and there shall be excluded from the computation of any such period of time. any delays due to strikes, riots, acts of God, shortages of labor or materials, war, government laws, regulations or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord or Tenant (herein referred to as "Unavoidable Delay").

                              24. HOLD OVER TENANCY

          If (without execution of a new lease or written extension) Tenant shall hold over after the expiration of the Lease Term, Tenant may, at Landlord's election, be deemed to be occupying the Leased Premises as a tenant from month to month, which tenancy may be terminated as provided by law. During such tenancy, Tenant agrees to pay to Landlord one hundred and fifty percent



19-  PLAZA TOWER ONE LEASE

(150%) of (i) Tenant's Pro Rata Share of Operating Costs and (ii) the then current Base Rent, as set forth herein, unless a different rate is agreed upon in writing, and to be bound by all of the terms, covenants and conditions as herein specified, so far as applicable.

                               25. ATTORNEYS' FEES

          In the event either party requires the services of any attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of any Rent due under this Lease, or for the breach of any covenant or condition of this Lease, or for the restitution of the Leased Premises to Landlord and/or eviction of Tenant during the Lease Term, or after the expiration thereof, the party prevailing in any such legal action shall be entitled to an award for all legal costs and expenses, including, but not limited to, a reasonable sum for attorneys' fees, whether incurred at trial, on appeal or otherwise.

                              26. AMENDMENT, WAIVER

          This Lease constitutes the entire agreement between the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof. No prior agreement or understanding shall be effective. This Lease shall not be amended or modified except in writing by both parties. No covenant or term of this Lease shall be waived except with the express written consent of the waiving party whose forbearance or indulgence in any regard shall not constitute a waiver of such covenant or term. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.

                                   27. NOTICES

          All notices required by this Lease shall be in writing, sealed in an envelope and delivered by nationally recognized overnight courier, in person, or mailed by U.S. Registered or Certified Mail, return receipt requested, postage prepaid to the address specified below:

 If intended for Landlord:          Property Colorado OBJLW One Corporation
                                    c/o Clarion Partners, LLC
                                    335 Madison Avenue - 7th Floor
                                    New York, New York 10017
                                    Attn: Account Manager

          with a copy to:           Property Colorado OBJLW One Corporation
                                    c/o Clarion Realty Services, LLC
                                    6400 S. Fiddler's Green Circle, Suite 180A
                                    Englewood, Colorado 80111
                                    Attn: General Manager



20-  PLAZA TOWER ONE LEASE

 If intended for Tenant:            Mr. Daniel H. Hartnett, Esq.
                                    McDermott, Will & Emery
                                    227 West Monroe Street
                                    Chicago, Illinois 60606-5096

          with a copy to:           USA Global Link, Inc.
                                    Gary W. Hamm, P.E.
                                    6400 S. Fiddlers Green Circle, Suite 160A
                                    Englewood, Colorado 80111

          with a copy to:           USA Global Link, Inc.
                                    50 North Third Street
                                    Fairfield, Iowa 52556
                                    Attention: Finance/Legal Departments

or to such other address(es) as either party designates by notice, as provided in this paragraph, to the other party, from time to time. Notice shall be effective as of the date delivered in person or the date postmarked, whichever is later.

                           28. BINDING EFFECT, GENDER

          Subject to the provisions in paragraph 12, this Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms "Landlord" and "Tenant" and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.

                           29. ADDENDA AND ATTACHMENTS

          The typewritten addenda, exhibits or supplemental provisions, if any, attached or added hereto, are made a part of this Lease by reference and the terms thereof shall control over any inconsistent provisions in the paragraphs of this Lease.

                           30. LIMITATION OF LIABILITY

          The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of the Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction or for any deficiency judgment should Tenant be unable to satisfy any liability owed to it, unless recourse against such individuals is expressly permitted under applicable laws. The obligations of Tenant under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Tenant, and Landlord will not seek recourse against the individual partners, directors, officers or shareholders of



21-  PLAZA TOWER ONE LEASE

Tenant or any of their personal assets for such satisfaction or for any deficiency judgment should Landlord be unable to satisfy any liability owed to it, unless recourse against such individuals is expressly permitted under applicable laws.

                         31. LANDLORD'S RESERVED RIGHTS

          Without notice and without liability to Tenant, Landlord shall have the right to:

         (1) Change (i) the name of the Building, and (ii) the Street address of the Building if required to do so by an appropriate authority;

         (2) Install and maintain reasonable signs on the exterior of the Building;

         (3) Make reasonable and uniform rules and regulations as, in the judgment of landlord, may from time to time be needed for the safety of the tenants, and the care and cleanliness of the Building and the preservation of good order therein. Tenant shall be notified in writing when each such rule and regulation is promulgated;

          (4) Grant utility easements or other easements to such parties, or replat, subdivide or make such other changes in the legal status of the land underlying the Improved Area, as Landlord deems necessary, provided such grant or changes do not substantially or materially interfere with Tenant's use of the Leased Premises as intended under this Lease; and

         (5) Sell the Building and assign this Lease to the purchaser (and upon such assignment be released from all of its obligations under this Lease which accrue after such assignment). Tenant agrees to attorn to such purchaser, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure or otherwise and to recognize such person as Landlord under this Lease, provided that such successors execute an agreement in form and substance similar to the Attornment and Nondisturbance Agreement attached hereto as Exhibit "G", as provided more fully in paragraph 35 below.

                            32. ESTOPPEL CERTIFICATE

          Within ten (10) days after request therefor by Landlord, its agents, successors or assigns, Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying, if applicable (i) this Lease is in full force and effect, without modification, (ii) the amount, if any, of prepaid Rent and security deposit paid by Tenant to Landlord, (iii) that Landlord, as of the date of the certificate, has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding, or other excuses for Tenant's performance under this Lease, or stating those claimed by Tenant, and (iv) any other fact reasonably requested by Landlord or such proposed mortgagee or purchaser, which does not modify or conflict with Tenant's rights under this Lease. Tenant's failure to deliver said



22-  PLAZA TOWER ONE LEASE
statement in time shall be conclusive upon Tenant: (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim defenses or deduction against Rent or Landlord hereunder; and (c) that no more than one month's Rent has been paid in advance. The foregoing certifications by Tenant shall be set forth on an estoppel certificate in substantially the same form as the one attached hereto as Exhibit "H."

                           33. ACCORD AND SATISFACTION

          No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to, or support, or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items or Rent, or other sums due from Tenant hereunder in connection herewith in such amounts and in such order as Landlord may determine at its sole option.

                                34. SEVERABILITY

          The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be finally held to be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to or otherwise affect any other term of this Lease, and the unaffected terms hereof shall remain in full force and effect to the fullest extent permitted by law, the same as if such stricken term never had been contained herein.

                                35. SUBORDINATION

          The rights of Tenant hereunder are, and shall be, at the election of any mortgagee, subject and subordinate to the lien of any deeds of trust, mortgages, the encumbrance of any leasehold financing, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Improved Area or the Building, and to all advances made, or hereafter to be made upon the security thereof (herein referred to as the "Superior Instruments"). The foregoing notwithstanding, for any liens or Superior Instruments filed of record after the execution of this Lease, the rights of Tenant under this Lease shall not be subject or subordinated to such liens or Superior Instruments unless the holders thereof execute an agreement in form and substance similar to the Attornment and Nondisturbance Agreement attached hereto as Exhibit "G". If requested, Tenant agrees to execute whatever reasonable documentation may be required to further effectuate the provisions of this paragraph.



23-  PLAZA TOWER ONE LEASE

          Tenant agrees to attorn to any purchaser of the Building, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure, in return for and upon delivery to Tenant by such purchaser or mortgagee, as the case may be, of an agreement substantially in the form of the Attornment and Nondisturbance Agreement.

                                    36. TIME

          Time is of the essence hereof.

                               37. APPLICABLE LAW

          This Lease shall be construed according to the local laws of the State of Colorado, without regard to the principles of conflicts of law, and venue shall be in Arapahoe County, Colorado.

                          38. BROKER'S INDEMNIFICATION

          As part of the consideration for the granting of this Lease, Tenant represents and warrants to Landlord that no broker or agent negotiated or was instrumental in the negotiation or consummation of this Lease except Tenant's Broker of Record, and Tenant agrees to indemnify Landlord against any loss, expense, cost or liability incurred by Landlord as a result of any claims by Tenant's Broker of Record and any other broker or finder claiming through Tenant. Landlord represents and warrants to Tenant that no broker or agent negotiated or was instrumental in the negotiation or consummation of this Lease except Tenant's Broker of Record and Landlord agrees to indemnify Tenant against any loss, expense, cost or liability incurred by Tenant as a result of any claims by any other broker or finder claiming through Landlord. Notwithstanding the foregoing indemnification by Tenant, Landlord shall pay Tenant's Broker of Record the sum of Three and no/100 Dollars ($3.00) per rentable square foot of the Leased Premises equal to Twenty Five Thousand Three Hundred Forty-Four and no/100 Dollars ($25,344.00) as a commission for this transaction. One-half of this sum shall be paid upon the date this Lease is fully executed by the parties hereto; the remaining one-half shall be paid upon the Lease Commencement Date for the entire Leased Premises.

                              39. SECURITY DEPOSIT

          The Tenant has deposited with Landlord, simultaneously with the execution of this Lease, the sum of Forty Thousand One Hundred Twenty-Eight and no/100 Dollars ($40,128.00) as security for the Rent payable hereunder, for the return of the Leased Premises in good order and condition, and for the performance of each and every one of the terms, covenants and conditions herein stipulated. Said sum shall not be applicable by the Tenant to the payment of Rent or any other charges for which it may become liable under this lease and such deposit shall in no way relieve Tenant from the faithful and punctual performance of all covenants and conditions hereby imposed upon it. Landlord agrees that at the termination of this Lease, or at the termination of



24-  PLAZA TOWER ONE LEASE
any extension hereof, and provided that the Tenant has complied in all respects with the terms, covenants and conditions herein, the deposit shall be returned to Tenant thirty (30) days after the Leased Premises have been vacated in good order and condition. In the event of a sale or leasing of the Building, Landlord shall have the right to transfer the security deposit to its vendee and Landlord shall thereupon be released by Tenant from all liability for the return of the security deposit. In such event, Tenant agrees to look solely to the new landlord for the return of said deposit. The provisions hereof shall apply to every transfer or assignment made of the security deposit to a new landlord. The Security Deposit shall be invested by Landlord in a Certificate of Deposit (the "Certificate") at a bank of Landlord's choice. The Certificate will be held in Landlord's name and will be invested for an initial term of six (6) months and shall automatically renew, in the amount of principal plus interest for a like term, except that the final renewal shall be for a period which results in the Certificate maturing on the expiration date of the Lease Term. If at the end of the Lease Term Tenant is not in default, the principal and interest remaining on the Certificate shall be returned to Tenant.

                            40. CONFLICTS OF INTEREST

          Conflicts of interest relating to this Lease are strictly prohibited. Except as otherwise expressly provided herein, neither Tenant nor any director, employee or agent of Tenant, shall give to or receive from any director, employee or agent of Landlord any gift, entertainment or other favor of significant value, or any commission, fee or rebate. Likewise, neither Tenant nor any director, employee or agent of Tenant shall enter into any business relationship with any director, employee or agent of Landlord or of any affiliate of Landlord), unless such person is acting for and on behalf of Landlord, without prior written notification thereof to Landlord. Any representative(s) authorized by Landlord may audit any and all records of Tenant for the sole purpose of determining whether there has been compliance with this paragraph.

                           41. TENANT REPRESENTATIONS

          If Tenant is a legal entity, Tenant hereby represents and warrants to Landlord that (i) such entity is duly organized and validly existing under the laws of the State of its formation and is qualified to do business in, and is in good standing under, the laws of the State of Colorado, to the extent such qualification is necessary for Tenant to conduct its business in the State of Colorado; and (ii) this Lease and all documents executed or to be executed by Tenant in connection herewith and which are to be delivered to Landlord will be duly authorized, executed, and delivered and will be legal, valid, and binding obligations of Tenant, and do not violate any provisions of any agreement or currently existing judicial order to which Tenant is a party or to which it is subject. Further, if requested by Landlord, either prior to or after Landlord's execution of this Lease, Tenant shall provide Landlord with certified evidence (i.e. certificate of authority) of the foregoing.



25-  PLAZA TOWER ONE LEASE

                           42. ENVIRONMENTAL COVENANTS

          A. GENERAL PROHIBITION; INDEMNITY. Tenant shall not cause or permit any explosives, flammable substances, radioactive materials, asbestos in any form, paint containing lead, materials containing urea formaldehyde, polychlorinated biphenyls, or any other hazardous, toxic, or dangerous substances, wastes, or materials, whether having such characteristics in fact or defined as such under federal, state, or local laws or regulations and any amendments thereto (all such materials and substances being hereinafter referred to as "Hazardous Materials"), to be produced, brought upon, used, stored, treated, released, or disposed of on, in, or about the Leased Premises, provided that Tenant may store and use toner, cleaning fluids, and similar office materials if such storage and usage is (i) permitted by applicable law and (ii) accomplished in strict compliance with such law. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all actions, costs, claims, damages (including without limitation, attorneys', consultants', and experts' fees, court costs, and amount paid in settlement of any claims or actions), fines, forfeitures, or other civil, administrative, or criminal penalties, injunctive or other relief (whether or not based upon personal injury; property damage, or contamination of, or adverse effects upon, the environment, water tables, or natural resources), liabilities, or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees, or invitees.

          B. NOTICE. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge, or disposal of any Hazardous Materials upon, in, or about the Leased Premises; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any laws respecting Hazardous Materials;
(iii) any claim made or threatened by any person against Tenant or the Leased Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Materials; and
(iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials upon, in, or about or removed from the Leased Premises. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claim, reports, complaints, notices, warnings, or asserted violations relating in any way to the Leased Premises, or Tenant's use or occupancy thereof.

          C. ACTION BY TENANT. In the event that Hazardous Materials are discovered upon, in, or about the Leased Premises which have been brought upon the Leased Premises by Tenant, its agents, employees, contractors or other representatives, and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not take any remedial action upon, in, or about the Leased Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto.



26-  PLAZA TOWER ONE LEASE

         D. SURVIVAL. The respective rights and obligations of Landlord and Tenant under this paragraph 42 shall survive the expiration or earlier termination of this Lease.

         E. LANDLORD'S REPRESENTATION AS TO HAZARDOUS MATERIALS. Landlord hereby represents and warrants to Tenant that as of the date of this Lease, Landlord has not received any notices from any governmental authority that would put Landlord on notice of any existing violations within the Building of any hazardous materials laws.

                               43. RENEWAL OPTION

         A. Tenant shall have the option to renew the Lease Term for one (1) additional five (5)-year period by notifying Landlord in writing of Tenant's election to exercise its option at least nine (9) months but no earlier than twelve (12) months prior to the expiration of the original term of this Lease. Tenant may exercise such option provided Tenant is not in material default in the performance of any of the terms or covenants of this Lease as of the time of such exercise nor at the time the renewal period is to commence and that Tenant has satisfied all of its conditions under this Lease. The Leased Premises shall be leased by Tenant during the renewal term in their "as-is" condition. All terms and conditions of this Lease shall apply during the renewal term, provided, however, that the Base Rent and parking charges payable during such renewal period shall be the Fair Market Rental Value (as hereinafter defined) and shall be determined as set forth below.

          B. Fair Market Rental Value (hereinafter referred to as "FMRV") as used in this Lease shall be the rent calculated at rates for similar space in the Building and in comparable Class A+, high-rise buildings with comparable finishes and amenities offered by the Building and for parking garage spaces in similar totally enclosed parking garages located within the Denver Tech Center/Greenwood Plaza Market Area in which the Building is located, as of the date of Landlord's declaration to be provided to Tenant in accordance with the following sentence. Landlord shall declare the FMRV for each year of the renewal period, which may include annual increases, in writing to Tenant within thirty
(30) days of the date Landlord receives Tenant's notice to renew. Tenant shall have fifteen (15) days from the date of Landlord's declaration in which to notify Landlord that it accepts Landlord's declaration of the FMRV and wishes to renew the Lease Term. Failing such timely notice, Tenant shall be deemed to have waived its right to renew under this paragraph 43.

                             44. CANCELLATION OPTION

                  Tenant shall have a one-time right to terminate this Lease effective as of the last day of the 37th month after this Lease commences with respect to the Phase I Space (as set forth in paragraph 1.F. hereof) (the "Termination Date"), subject to the following terms and conditions: (1) Tenant shall give Landlord written notice of its desire to exercise the foregoing termination right at least six (6) months prior to the Termination Date; and (2) on or before the Termination Date, Tenant shall pay Landlord a termination fee equal to One Hundred Fifty



27-  PLAZA TOWER ONE LEASE

Thousand Four Hundred Fifty-Nine and no/100 Dollars ($150,459.00) (the "Termination Fee"). Tenant and Landlord acknowledge and agree that payment to Landlord of the Termination Fee is a reasonable forecast of the actual damages which will be suffered by Landlord in the event Tenant exercises its termination right set forth in this paragraph 44, which actual damages are otherwise difficult or impossible to ascertain, and therefore such amount constitutes liquidated damages and not a penalty.

                              45. EXPANSION OPTION

                  (A) Subject to the terms and conditions contained herein, Tenant shall have an Expansion Option in regard to the 2,383 rentable square feet of space adjacent to the Leased Premises which is currently occupied by the Building Management Office (the "Expansion Space"), as depicted on Exhibit "B-3" attached hereto.

                  (B) If at any time prior to July 31, 1998, Tenant desires to lease the Expansion Space from Landlord, Tenant shall notify Landlord in writing of such desire. Within sixty (60) days of Tenant's notice, if Landlord shall determine, in its sole and absolute discretion, that there are suitable alternative premises for the Building Management Office within the Building, Landlord shall provide Tenant with written notice (the "Expansion Notice") that the Expansion Space is available for leasing. Tenant shall thereupon have the right to lease the Expansion Space in accordance with the terms set forth below, provided that in order to exercise such right, Tenant must provide Landlord with written notice of its intent to exercise such right within ten (10) business days following the Expansion Notice. Should Tenant indicate that it is not prepared to lease the Expansion Space, whether by notice to Landlord or by failing to respond to the Expansion Notice within the ten (10)-business day period, then Tenant shall be deemed to have waived its Expansion Option for the Expansion Space.

                  (C) If Tenant exercises its Expansion Option, the effective date of Tenant's leasing of the Expansion Space (the "Expansion Space Effective Date") shall be the earlier to occur of (i) two (2) months after the Expansion Notice, (ii) the date Tenant occupies and operates its business from the Expansion Space, (iii) substantial completion of any tenant improvements to be constructed within the Expansion Space, or (iv) October 1, 1998. Provided Tenant is not in default under this Lease at the time such right is exercised or at the time the term for the Expansion Space is to commence, Tenant shall have the right to lease the Expansion Space upon the same terms, covenants, and conditions set forth in this Lease, except as follows:

                           (i) Base Rent. On the Expansion Space Effective Date, the Base Rent due under this Lease shall be increased by an amount equal to Nineteen and 50/100 Dollars ($19.50) multiplied by the rentable square feet of the Expansion Space.

                           (ii) Operating Costs. On the Expansion Space
          Effective Date, the percentage for Tenant's Pro Rata Share shall be increased by a percentage determined by multiplying 100 times the result of dividing the square footage of the Expansion Space by



28-  PLAZA TOWER ONE LEASE
          the Total Square Footage of the Tower. The Base Year for the Expansion Space shall be the calendar year ending December 31, 1998.

                           (iii) Tenant Improvement Allowance. Landlord shall contribute the sum of Ten and no/100 Dollars ($10.00) per rentable square foot of the Expansion Space as an improvement allowance toward the cost of planning, design and construction of any improvements within the Expansion Space. Notwithstanding the foregoing, any portion of the allowance provided for in the preceding sentence that is not applied toward the costs of any tenant improvements in the Expansion Space shall be applied to the relocation costs incurred by Landlord to relocate the Building Management Office.

                  (D) Except as specifically provided otherwise in the Expansion Notice, the Expansion Space shall be leased by Tenant in "as-is" condition. The rights of Tenant under this paragraph 45 shall not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall terminate at the expiration of the original term of this Lease.

                           46. RIGHT OF FIRST REFUSAL

                  (A) Subject to the terms and conditions contained herein, after the expiration of Tenant's expansion option set forth in paragraph 45 above, Tenant shall have a continuing Right of First Refusal in regard to the Expansion Space (which shall be referred to herein as the "First Refusal Space").

                  (B) If at any time after August 1, 1998, during the original five (5)-year Lease Term (but not during any renewal term), Landlord has reached a preliminary agreement with a bona fide prospective tenant ("Prospective Tenant") as to the essential terms of a proposal for leasing the First Refusal Space, which Landlord intends shall serve as the basis for negotiating a lease with the Prospective Tenant (such preliminary agreement to be referred to herein as a "Proposal"), Landlord shall first provide Tenant with a notice ("Landlord's Notice") which informs Tenant of the Proposal and sets forth the Base Rent, options to expand or terminate, and the amount of any tenant improvement allowance offered to the Prospective Tenant. Within five (5) business days following the date of Landlord's Notice, Tenant shall have the right to lease the First Refusal Space upon the terms set forth in Landlord's Notice (except as otherwise provided in subparagraph (C) below), and subject to the provisions set forth below in this paragraph 46, by providing Landlord with written notice of its intent to exercise such right. Should Tenant indicate that it is not prepared to lease the First Refusal Space, whether by written notice to Landlord or by failing to respond to Landlord's Notice within the said five (5)-business day period, then Tenant shall be deemed to have waived its Right of First Refusal and Landlord shall be free to lease such space to the Prospective Tenant upon substantially the same terms as set forth in the Proposal.

                  (C) In the event that Tenant exercises its Right of First Refusal, Landlord and Tenant shall enter into an amendment to this Lease adding the First Refusal Space to the Leased



29-  PLAZA TOWER ONE LEASE

Premises, subject to all of the terms and conditions set forth in Landlord's Notice, except that (i) the term for the First Refusal Space shall expire coterminously with the expiration of the Lease Term (as may be extended by Tenant's exercise of its renewal option set forth in paragraph 43 above) for the Leased Premises as set forth herein, and (ii) the tenant improvement allowance set forth in Landlord's Notice, if any, shall be prorated based upon the time remaining in the Lease Term.

                  (D) Except as specifically provided otherwise in Landlord's Notice, the First Refusal Space shall be leased by Tenant in "as-is" condition, and all other improvements in the First Refusal Space shall be Tenant's responsibility at Tenant's cost, and shall be made in accordance with paragraph 10 of this Lease.

                  (E) The rights of Tenant under this paragraph 46 are personal to Tenant and shall not be severed from this Lease or separately sold, assigned, or otherwise transferred.

                  (F) The rights of Tenant hereunder are subject to the rights of other tenants with respect to the First Refusal Space pursuant to leases in existence as of the date of this Lease, and any renewals thereof.





                         [Signatures on following page.]



30-  PLAZA TOWER ONE LEASE

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first hereinabove written.


WITNESS:                                LANDLORD:

                                        PROPERTY COLORADO OBJLW ONE
                                        CORPORATION, an Oregon corporation
---------------------------------
                                        By:   Clarion Partners, LLC,
                                              a New York limited liability
                                              company
                                              Its Authorized Agent

                                              By:  Clarion Partners, Inc.
                                                   a New York corporation
                                                   Its Managing Member

                                                   By: /s/ BRUCE G. MORRISON
                                                       -------------------------
                                                       Bruce G. Morrison
                                                       Its Senior Vice President


WITNESS:                                TENANT:


/s/ JACQUELINE LUCKETT                  USA GLOBAL LINK, INC.
----------------------------------      a Delaware corporation

                                        By:  /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Name:  [ILLEGIBLE]
                                                  -----------------------------
                                             Title:  Secretary
                                                   ----------------------------



31-  PLAZA TOWER ONE LEASE

                                  EXHIBIT "A"

                                 IMPROVED AREA


Description: Lot 4, Block 3, GREENWOOD PLAZA SOUTH, Filing No. 1, County of Arapahoe, State of Colorado (see attachment hereto)



1-EXHIBIT "A"

                                   EXHIBIT A

                          [PLAZA TOWER ONE SITE PLAN]

                                  EXHIBIT "B-1"

                                 LEASED PREMISES


         (See plan attached hereto or incorporated herein by reference)



1-EXHIBIT "B-1"

                                 EXHIBIT 'B-1'

                                [FLOOR PLAN OF
                                 ANNEX SPACE]


               Leased Premises shown cross hatched = 8,448 R.S.F.





PLAZA TOWER ONE
6400 SOUTH FIDDLERS GREEN CIRCLE
ENGLEWOOD, COLORADO 80111

                                  EXHIBIT "B-2"

                        PHASE I SPACE AND PHASE II SPACE


                                 [See attached.]

                                 EXHIBIT 'B-2'

                                 [FLOOR PLAN OF
                                  ANNEX SPACE]







PLAZA TOWER ONE
6400 SOUTH FIDDLERS GREEN CIRCLE
ENGLEWOOD, COLORADO 80111

                                 EXHIBIT "B-3"

                                EXPANSION SPACE



                                 [See attached.]

                                 EXHIBIT 'B-3'

                                 [FLOOR PLAN OF
                                  ANNEX SPACE]


              Expansion Space shown cross hatched = 2,383 R.S.F.




PLAZA TOWER ONE
6400 SOUTH FIDDLERS GREEN CIRCLE
ENGLEWOOD, COLORADO 80111

                                   EXHIBIT "C"

                                 WORK AGREEMENT


         The undersigned as Landlord and Tenant, are executing simultaneously with this Work Agreement a Lease covering the Leased Premises therein described (the "Lease"). This Work Agreement is attached to the Lease as Exhibit "C".

Landlord and Tenant agree as follows:

1.       DEFINED TERMS

         The following terms have the respective definitions indicated for purposes of this Work Agreement:

         (a) "PHASE I COMMENCEMENT DATE" means the later of (i) one day after Substantial Completion of the Phase I Improvements, excluding Tenant Delay, or (ii) July 4, 1998.

         (b) "PHASE II COMMENCEMENT DAte" means the later of (i) one day after Substantial Completion of the Phase II Improvements, excluding Tenant Delay, or (ii) July 29, 1998.

         (c) "CONSTRUCTION DRAWINGS" means the plans and specifications for the construction of the Leasehold Improvements to the Leased Premises dated March 27, 1998, which have been prepared by Tenant's architect and delivered to Tenant for approval.

         (d)      "CONSTRUCTION DRAWINGS SIGN-OFF DATE" means May 6, 1998.

         (e) "DEMOLITION" means the removal of all existing improvements from the bottom of the floor slab above to the top of the existing floor slab below the Leased Premises as per the demolition plan.

         (f) "GENERAL CONTRACTOR" means the person or firm from time to time selected or approved by Landlord as herein provided to construct and install the Leasehold Improvements in the Leased Premises.

         (g) "IMPROVEMENT ALLOWANCE" means the maximum amount Landlord shall contribute toward the cost of providing Tenant's Leasehold Improvements.


1- EXHIBIT "C"

         (h) "LANDLORD DELAY" means the sum of number of days (i) by which Landlord was late in providing Landlord's responses contemplated in this Exhibit "C", (ii) of delay caused by changes requested by Landlord to any aspect of the Leasehold Improvements after the Construction Drawings Sign-Off Date (including any delay in preparing any of the documents or drawings described herein), (iii) of delay caused by Landlord, its agents, or contractors' interference (if any) in the construction or delay in processing General Contractor's submittals as provided herein, and (iv) of delay caused by the inclusion of any work or materials not shown on the Construction Drawings which causes Substantial Completion of the Phase I Improvements to be delayed beyond July 3, 1998, or which causes Substantial Completion of the Phase II Improvements to be delayed beyond July 28, 1998.

         (i)      "LANDLORD'S REPRESENTATIVE" shall mean Tom Pritekel.

         (j) "LEASEHOLD IMPROVEMENTS" means the complete construction of the Leased Premises in accordance with the Construction Drawings, which shall include the Phase I Improvements and the Phase II Improvements.

         (k) "PLAN DELIVERY DATE" means the date that Landlord delivers to Tenant the proposed Construction Drawings;

         (1) "PRELIMINARY PRICING PLAN" means the document prepared by Tenant's architect dated February 9, 1998, which has been given to Tenant that indicates general information necessary for Tenant's architect to complete the Construction Documents.

         (m) "PRODUCT DATA" means illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information which may be furnished by the General Contractor to illustrate a material, product or system for some portion of the construction of the Leasehold Improvements.

         (n) "SAMPLES" means physical examples which illustrate materials, equipment or workmanship and establish standards by which the construction of the Leasehold Improvements may be judged.

         (o) "SHOP DRAWINGS" means drawings, diagrams, schedules and other data specifically prepared for the construction of the Leasehold Improvements by the General Contractor or his subcontractor, manufacturer, supplier or distributor to illustrate some portion of the construction of the Leasehold Improvements.

         (p) "PHASE I SUBSTANTIAL COMPLETION" means the date the Phase I Improvements are certified by Landlord's architect as sufficiently complete in accordance


2- EXHIBIT "C"
                  herewith except as noted in the punch list, all construction debris except for the debris associated with ongoing final completion has been removed and the Phase I Space is clean, such that the Tenant can reasonably occupy or utilize the Phase I Space for the Permitted Purpose.

         (q) "PHASE II SUBSTANTIAL COMPLETION" means the date the Phase II Improvements are certified by Landlord's architect as sufficiently complete in accordance herewith except as noted in the punch list, all construction debris except for the debris associated with ongoing final completion has been removed and the Phase II Space is clean, such that Tenant can reasonably occupy or utilize the Phase II Space for the Permitted Purpose.

         (r) "TENANT DELAY" means the sum of number of days (i) by which Tenant was late in providing Tenant's responses contemplated in this Exhibit "C", (ii) of delay caused by changes requested by Tenant to any aspect of the Leasehold Improvements after the Construction Drawings Sign-Off Date (including any delay in preparing any of the documents or drawings described herein and any delay or halting of construction), (iii) of delay caused by Tenant, its agents, or contractors' interference (if any) in the construction or delay in processing General Contractor's submittals as provided herein, and (iv) of delay caused by the inclusion of any work or materials not shown on the Construction Drawings which causes Phase I Substantial Completion to be delayed beyond July 3, 1998, or causes Phase II Substantial Completion to be delayed beyond July 28, 1998.

         (s)      "TENANT'S REPRESENTATIVE" shall mean Gary W. Hamm.

2.       IMPROVEMENTS BY LANDLORD

         (a) Schedule 1 attached hereto and made a part hereof contains a list of improvements that establish the minimum acceptable quality level for Plaza Tower One Leasehold Improvements. Tenant may substitute improvements of an equivalent or higher quality level subject to Landlord's approval, which approval shall not be unreasonably withheld.

         (b) Tenant has engaged an architect and Landlord has engaged an engineer to design the Leasehold Improvements and to prepare Construction Drawings. Once approved by Landlord and Tenant as required under Section 3(b) hereof, the Construction Drawings will be incorporated in the Lease by reference as Exhibit "C-1" (Final Construction Drawings). The design of the Leasehold Improvements and the Construction Drawings shall be prepared to conform to the Preliminary Pricing Plan which shall be incorporated herein as soon as prepared and agreed to by Landlord and Tenant, as evidenced by their signature thereon.






3- EXHIBIT "C"

         (c) Tenant shall assume the existing improvements in the Leased Premises in their "AS IS" condition, subject to the provisions of the Lease and this Agreement.

3.       SCHEDULE OF CRITICAL DATES

         (a) Landlord acknowledges that Tenant has submitted a satisfactory Preliminary Pricing Plan to Landlord prior to the execution of this Agreement. Tenant acknowledges that Landlord has submitted the Construction Drawings to Tenant prior to the execution of this Agreement.

         (b) On or about the Construction Drawings Sign-Off Date, Tenant responded to Landlord with minor comments to the Construction Drawings. Upon execution of the Lease, Landlord shall submit revised Construction Drawings to Tenant which incorporate Tenant's comments and Tenant shall sign-off on such drawings within five (5) days after it receives the same from Landlord.

         (c) Upon receipt of Tenant's written request and/or authorization to make any change to the Construction Drawings or to the Leasehold Improvements after the Construction Drawings Sign-Off Date, which change affects contract price and/or delays completion of the Phase I Improvements beyond July 3, 1998, or delays completion of the Phase II Improvements beyond July 28, 1998, Landlord shall within four (4) business days either (A) provide Tenant with Landlord's reasonable good faith estimate of the increase or decrease in the number of days and revised cost (if any) required to complete the Leasehold Improvements occasioned by such change, or (B) inform Tenant of the number of days it will take to make such a determination, in which case if Tenant still desires to request such change(s), Landlord shall use due diligence to provide Tenant with the information in (A). The actual delay beyond July 3, 1998, or July 28, 1998 as applicable, which any such change causes, whether more or less than estimated, shall constitute Tenant Delay. Any effect of such a change on cost which would cause an increase in contract price will have no effect on the amount of Improvement Allowance hereunder. Tenant agrees that Landlord will not stop any construction in progress while Landlord is evaluating or calculating the time required to implement a change unless requested by Tenant or unless in Landlord's or in General Contractor's reasonable judgment construction should be stopped. Any such change order shall be subject to Landlord's approval. After Landlord has approved the change and provided the information described above, Tenant shall then advise Landlord in writing of the acceptance or rejection of the change order. The number of days from the date Tenant requests a construction stop to the day construction is resumed shall be Tenant Delay.

         (d) In the event a change to the Construction Drawings after the Construction Drawings Sign-Off Date is determined to be required as a result of any unforeseen


4- EXHIBIT "C"
                  condition within the existing Leased Premises, such a change shall be treated as a Landlord change. Landlord will provide written notice to Tenant as to the effect of such change on design, cost and delay in completing the Leasehold Improvements. Any delay occasioned by such a change shall be a Landlord Delay and will offset accumulated days of Tenant Delay (if any). Any effect of such a change on cost which would cause an increase in contract price will have no effect on the amount of Improvement Allowance hereunder.

         (e) Landlord's Representative shall be the sole point of contact with the General Contractor for both Landlord and Tenant during construction of the Leasehold Improvements and until the items on the punch list are completed or settled. Landlord's Representative shall at all times have access to the Leased Premises during construction of the Leasehold Improvements. On the basis of his on-site observations, Landlord's Representative will keep the Tenant and Landlord informed of the progress of the construction of the Leasehold Improvements. Landlord's Representative will not have control or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the construction of the Leasehold Improvements, and he will not be responsible for the General Contractor's failure to carry out the construction in accordance with the Construction Drawings. Landlord's Representative and Tenant will review, approve, approve as noted or disapprove within two (2) business days of the receipt of same, the General Contractor's submittal such as Shop Drawings, Product Data and Samples, but only for conformance with the design concept of the Leasehold Improvements and with the information given in the Construction Drawings.

         (f) Any responses required within a certain time period under this Exhibit "C" shall be in writing and shall be due by 4:00 p.m. on the date specified therefor. Any such response received by either party after 4:00 p.m. on any day shall be deemed to be received on the next day.

         (g) Prior to Phase I Substantial Completion, Tenant shall not have access to the Phase I Space, unless previously authorized by Landlord. Likewise, prior to Phase II Substantial Completion, Tenant shall not have access to the Phase II Space, unless previously authorized by Landlord.

4.       TENANT ALLOWANCES

         (a) Landlord shall bear no more than Eighteen and no/100 Dollars ($18.00) per square foot of rentable square footage within the Leased Premises as an Improvement Allowance toward the cost of planning, design and construction of Leasehold Improvements. Tenant shall bear all amounts in excess of said Improvement


5- EXHIBIT "C"

                  Allowance and shall reimburse Landlord for such excess upon Substantial Completion as defined herein. Landlord shall, if requested, provide Tenant with copies of paid invoices or other evidence demonstrating that costs in excess of the Improvement Allowance specified above have been paid by Landlord.

         (b) For purposes of this Work Agreement, the cost of design and construction of the Leasehold Improvements shall include, without limitation, the cost of preliminary space planning; final space planning; Construction Documents; mechanical engineering design and documentation; electrical design and documentation; Landlord coordinated field observation and follow-up; demolition; special consultants costs (structural, acoustical, vibration, etc.), direct costs of construction; and all required permits and fees.

5.       SUBSTANTIAL COMPLETION, CONSTRUCTION WARRANTY AND RENTAL COMMENCEMENT
         DATE

         (a) Tenant's obligation to pay Rent under the Lease for the Phase I Space shall not commence until the Phase I Commencement Date as defined above. To the extent the Phase I Commencement Date may be delayed beyond July 4, 1998, as a result of Tenant Delay, Tenant's obligation to pay Rent under the Lease for the Phase II Space shall not be deferred and the number of days constituting Tenant Delay minus the number of days constituting Landlord Delay shall be added to the calculation of the one hundred and twenty (120) days following July 28, 1998, as provided for in paragraph 16 of the Lease. Tenant's obligation to pay Rent under the Lease for the Phase II Space shall not commence until the Phase II Commencement Date as defined above. To the extent the Phase II Commencement Date may be delayed beyond July 29, 1998, as a result of Tenant Delay, Tenant's obligation to pay Rent under the Lease for the Phase II Space shall not be deferred and the number of days constituting Tenant Delay minus the number of days constituting Landlord Delay shall be added to the calculation of the one hundred and twenty (120) days following July 28, 1998, as provided for in paragraph 16 of the Lease.

         (b) Landlord agrees to deliver the certificate of Substantial Completion within one hundred and twenty (120) days following July 28, 1998, pursuant to paragraph 16 of the Lease unless otherwise delayed by reason of strikes, lockouts or other labor disputes (whether or not with employees of Landlord's contractor or any subcontractor and regardless of whether the dispute could be settled by acceding to the demands of any labor group), acts of God, inability to obtain sufficient labor or materials or reasonable substitutes therefor, governmental control or compliance with applicable governmental laws, rules or regulations, enemy or hostile governmental action, civil commotion, fire, floods, stormy or inclement weather or other conditions or causes beyond the reasonable control of Landlord ("hereinafter referred to as Events of Force Majeure").


6- EXHIBIT "C"

         (c) When the Landlord considers the Leasehold Improvements to be approaching Substantial Completion as defined in Sections 5(a) and l(p) hereof, the Landlord shall notify the Tenant, and on the basis of an inspection, Landlord's architect shall determine if the Leasehold Improvements are substantially complete as defined in Sections 5(a) and 1(p) hereof. Landlord's architect will then prepare a Certificate of Substantial Completion, which shall establish the date of Substantial Completion, and shall have the punch list items agreed to by Tenant and Landlord listed therein. The inspection, compilation of the punch list and issuance of the certificate of Substantial Completion shall be conducted within two (2) business days after Landlord's notification. Warranties required by this Work Agreement shall commence on the date of Substantial Completion of the Leasehold Improvements. The certificate of Substantial Completion shall be submitted to the Tenant, the Landlord and the General Contractor for their written acceptance of the responsibilities assigned to them in such certificate. Tenant shall have three (3) business days from receipt of said certificate to approve and return same to Landlord. Tenant shall not take possession of the Leased Premises until Tenant has accepted the certificate of Substantial Completion. Landlord shall use all reasonable efforts to complete the items on the punch list within thirty (30) days of receipt from Tenant.

         (d) Notwithstanding the above, possession of the Leased Premises by Tenant shall constitute a waiver of all claims by the Tenant except those arising from (1) latent defects, (2) failure of the Leasehold Improvements to comply with the Construction Drawings, which failure could not reasonably have been discovered upon the date the certificate of Substantial Completion was issued, and (3) Landlord's failure to complete in due course the incomplete items, if any, described in the certificate of Substantial Completion (including the punch list items). Landlord shall be responsible for (1) and (2) only for a period of one year from and after the certificate of Substantial Completion is issued. Landlord shall exercise due diligence in completing any item in (3) of this Section 5(e) and shall use its good faith efforts to minimize any disturbance to Tenant's operations in the Leased Premises. Additionally, Landlord shall provide Tenant with any equipment warranties obtained in connection with the purchase of equipment which is incorporated into Tenant's Leasehold Improvements. THE FOREGOING CONSTITUTES LANDLORD'S ONLY WARRANTY. ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY, HABITABILITY, SUITABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.

         (e) Any entry upon the Leased Premises by Tenant or its employees, agents, guests, invitees, or contractors during the performance of or in connection with this Work Agreement shall be subject to Tenant's release, waiver and indemnification of


7- EXHIBIT "C"

                  Landlord set forth in paragraph 6A. and 6B. of the Lease, and the aforesaid paragraph 6A. and 6B. is incorporated herein by reference.

         Landlord and Tenant have executed this Work Agreement contemporaneously with execution of the Lease.

LANDLORD:                PROPERTY COLORADO OBJLW ONE CORPORATION,
                         AN OREGON CORPORATION

                         By:  Clarion Partners, LLC,
                              a New York limited liability company
                              Its Authorized Agent

                              By:  Clarion Partners, Inc.,
                                   a New York corporation
                                   Its Managing Member

                                   By:
                                      ------------------------------------------
                                      Bruce G. Morrison
                                      Its Senior Vice President
                                      [ILLEGIBLE INITIALS]


TENANT:                  USA GLOBAL LINK, INC.
                         a Delaware corporation

                         By:         [ILLEGIBLE]
                            -----------------------------------------
                             Name:   [ILLEGIBLE]
                                  -----------------------------------
                             Title:  Secretary
                                   ----------------------------------




8- EXHIBIT "C"

                                  EXHIBIT "C-1"

                           FINAL CONSTRUCTION DRAWINGS


      (See plan to be attached hereto and incorporated herein by reference)





1 - EXHIBIT "C-1"

                                   EXHIBIT "D"

                               JANITORIAL SERVICES


OFFICES:                           o        Empty all waste receptacles.

                                   o        Empty and damp-wipe ashtrays.

                                   o        Dust all horizontal surfaces.
                                            Dust high and low areas
                                            (pictures, clocks, partition
                                            tops, etc.).

                                   o        Vacuum all obvious dirt and
                                            dust. Remove all visible soil.
                                            Vacuum corners, edges, and
                                            chairs and spot-vacuum all
                                            carpet areas.

                                   o        Collect and remove all trash
                                            from building.

LOBBY:                             o        Dust mop all hard surface
                                            floors.

                                   o        Mop all stains and spills,
                                            especially coffee and drip
                                            spills.

                                   o        Spot-clean all walls, light
                                            switches, and doors.

                                   o        Empty and damp-wipe ashtrays.

                                   o        Buff all tile areas.

CORRIDORS:                         o        Spot-clean all walls, light
                                            switches, and doors.

                                   o        Clean and polish all drinking
                                            fountains.

                                   o        Empty and damp-wipe ashtrays.

                                   o        Vacuum all carpets.

                                   o        Spot-clean carpeted areas.


RESTROOMS:                         o        Clean and sanitize all restroom
                                            units including toilets,
                                            urinals, and sinks; damp-wipe
                                            mirrors, polish chrome, wipe
                                            counters and dispensers, and
                                            empty trash.


GLASS:                             o        Clean both sides of all
                                            interior glass.

ELEVATOR
CARPET:                            o        Clean and vacuum carpeted
                                            elevators.



STAIRS, CARPET:                    o        Police stairs for litter.

                                   o        Vacuum and clean stairs.



1 - EXHIBIT "D"

                                   EXHIBIT "E"

                        LEASE COMMENCEMENT DATE STATEMENT

Date:                             , 19
     -----------------------------    -----



Clarion Realty Services, LLC
6400 S. Fiddler's Green Circle, Suite 180A
Englewood, Colorado 80111
Attn:    General Manager


         This letter is being delivered to Clarion Partners, LLC in accordance with paragraph 16 of that certain lease (the "Lease") dated ________________, 1998, between Property Colorado OBJLW One Corporation, by its agent, Clarion Partners, LLC and the undersigned.

         We hereby acknowledge that the Lease Commencement Date (as defined in the Lease) is, the date of expiration of the Lease Term (as defined in the Lease) is ____________, 19 ___ and Tenant's Total Square Footage is _________________ rentable square feet.



Very truly yours.



Tenant











1- EXHIBIT "E"

                                   EXHIBIT "F"

                              RULES AND REGULATIONS


1. The sidewalks, entrances, halls, corridors, elevators and stairways of the Building shall not be obstructed or used as a waiting or lounging place by Tenant, or its agents, servants, employees, invitees, licensees, and visitors.

2. Landlord reserves the right to refuse admittance to the Building at any time other than between the hours of 6:00 a.m. and 6:00 p.m. weekdays, or 7:00 a.m. to 1:00 p.m. on Saturdays, to any person not producing either a key to the Leased Premises or a pass issued by Landlord. In case of invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

3. Landlord will furnish each Tenant with two keys to each door lock in the Leased Premises, and Landlord may make a reasonable charge for any additional keys requested by Tenant. No Tenant shall have any keys made for the Leased Premises; nor shall any Tenant alter any lock, or install new or additional locks or bolts, on any door without the prior written approval of Landlord. If a lock alteration or installation is made, the new lock must accept the master key for the Building. Each Tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys in such Tenant's possession for all locks and bolts in the Building.

4. In order that the Building may be kept in a state of cleanliness, each Tenant shall, during the term of its Lease, permit Landlord's employees (or Landlord's agent's employees) to take care of and clean the Leased Premises, and Tenant shall not employ any person(s) other than Landlord's employees (or Landlord's agent's employees) for such purpose. No tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Leased Premises. Tenant will ensure that before leaving the Leased Premises each day:

               (a)      the doors are securely locked; and

               (b) all water faucets and other utilities are shut off (so as to prevent waste or damage).

         If Tenant must dispose of crates, boxes, etc., which will not fit into office waste paper baskets, it will be the responsibility of Tenant to dispose of same by removing them from the building or by placing them in designated waste collection receptacles at the delivery dock. In no event shall Tenant place such items for disposal in the public hallways or other common areas of the Building or Improved Area.


1- EXHIBIT "F"

5. Landlord reserves the right to prescribe the date, time, method and conditions that any personal property, equipment, trade fixtures, merchandise and other similar items shall be delivered to or removed from the Building. NO steel safe or other heavy or bulky object shall be delivered to or removed from the Building except by experienced safe men, movers, or riggers approved in writing by Landlord. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid by Tenant to Landlord, immediately upon demand therefor. For the delivery or receipt of merchandise, only hand-trucks equipped with rubber tires shall be used by Tenant, jobbers or others.

6. The walls, partitions, skylights, windows, doors, and transoms that reflect or admit light into passageways or into any other part of the Building shall not be covered or obstructed nor have signs or advertisements posted on them by any Tenant.

7. The toilet rooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purpose other than for those for which they were constructed or installed, and no sweepings, rubbish, chemicals, or other unsuitable substances shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from violations of this rule by Tenant or by Tenant's agents, servants, employees, invitees, licensees, or visitors, shall be borne by Tenant.

8. No sign, name, placard, advertisement, or notice visible from the exterior of any Leased Premises shall be inscribed, painted or affixed by any Tenant on any window or other part of the Building or Improved Area without the prior written approval of Landlord. A directory containing the names of all tenants of the Building shall be provided by landlord at an appropriate place on the first floor of the Building.

9. No electronic signaling, telegraphic, or telephonic instruments or devices, or other wires, instruments or devices, shall be installed in connection with any Leased Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld. Such installations, and the boring or cutting of wires, shall be made at the sole cost and expense of Tenant and under the control and direction of Landlord. Landlord retains, in all cases, the right to require:

                  (a) the installation and use of such electrical protecting devices that prevent the transmission of excessive currents of electricity into or through the Building;

                  (b) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct; and

                  (c) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used


2- EXHIBIT "F"
                           by Tenant must be clearly tagged at the distribution boards and junction boxes and elsewhere in the Building, with (x) the number of the Leased Premises to which said wires lead, (y) the purpose for which said wires are used, and (z) the name of the company operating same.

10. Tenant, its agents, servants, and employees shall not:

                  (a)      go upon the roof of the Building;

                  (b) use any additional method not approved in writing by the Landlord of heating or air conditioning the Leased Premises;

                  (c) sweep or throw any dirt or other substance from the Leased Premises into any of the halls, corridors, elevators, or stairways of the Building, or onto any part of the Improved Area;

                  (d) bring in or keep in or about the Leased Premises any vehicles or animals of any kind, except seeing-eye dogs for the legally blind;

                  (d) install any radio or television antenna or any other device or item on the roof, exterior walls, windows, or window sills of the Building or anywhere in the Improved Area;

                  (f) place objects against glass partitions, doors, or windows which would be unsightly from the interior or exterior of the Building;

                  (g) place pictures, plants, or any other items on window sills which would interfere with closing of window blinds by the janitors at night;

                  (h) use any portion of the Leased Premises: (i) for lodging or sleeping, (ii) for cooking (except that the use by any Tenant of Underwriter's Laboratory-approved equipment for brewing coffee, tea and similar beverages or the use by Tenant of a similarly-approved microwave oven shall be permitted, provided that such use is in compliance with law), or
                           (iii) for any purpose other than the Permitted Purpose provided for in the Lease; or

                  (i) permit the operation of any musical or other sound-producing instruments or devices which may be heard outside the Tenant's Leased Premises, or which may emit signals which will impair radio or television broadcast or reception from or into the Building.

11. Tenant shall not store, carry into, or use within Plaza Tower One or in any Leased Premises or permit others to do so:



3- EXHIBIT "F"

         (a) any ether, naphtha, phosphorous, benzol, gasoline, benzine, petroleum, crude or refined earth or coal oils, kerosene or camphene;

         (b) any other flammable, combustible, explosive or illuminating fluid, gas or material of any kind; or

         (c) any other fluid, gas or material of any kind having an offensive odor; or

         (d) any firearm (loaded or unloaded) or any other weapon or ammunition for a weapon.

12. No canvassing, soliciting, distribution of handbills or other written material, or peddling shall be permitted in the Building or the Improved Area, and Tenant shall cooperate with Landlord in prevention and elimination of same.

13. Tenant shall give Landlord prompt notice of all accidents to, or defects in, air conditioning equipment, plumbing, electrical facilities, or any part or appurtenances of the Leased Premises.

14. The Improved Area outside the Building may be used for the enjoyment of Tenant, its agents, servants, and employees without restriction so long as such parties conduct themselves in a manner so as not to disturb others or disturb, destroy, or litter the Improved Area. All parties using the Improved Area shall comply with all applicable governmental laws, ordinances, rules and regulations and all rules and regulations of Arapahoe County.

15. Tenant personnel and their guests shall observe `No Smoking' signs where posted in Plaza Tower One and refrain from smoking in the Leased Premises, elevator lobbies, elevators, public corridors, building stairwells and restrooms. Smoking is permitted only on the terrace area outside the east end of Level Two.







4- EXHIBIT "F"

                                   EXHIBIT "G"

                     ATTORNMENT AND NONDISTURBANCE AGREEMENT

         THIS AGREEMENT, made as of ______________ between________________
hereinafter referred to as "Interest Holder" and USA Global Link, Inc., hereinafter referred to as "Tenant".

                             W I T N E S S E T H:

         THAT, WHEREAS, PROPERTY COLORADO OBJLW ONE CORPORATION, an Oregon corporation, hereinafter referred to as "Landlord", has by Lease executed on ___________ leased to Tenant for a term of years, commencing on _____________, and ending on ________________________ or upon such postponed date as shall be designated by written endorsement to the Lease, certain portions of the building located in the County of Arapahoe, State of Colorado, such portions being hereinafter called the "Leased Premises", and the building more particularly described as follows:

         WHEREAS, Interest Holder is the holder of a lien or other interest in the form of a _______________________ and recorded at ______________________ and any amendments, supplements or extensions thereto, hereinafter referred to as the "Encumbrance"; and

         WHEREAS, the encumbered premises under the foregoing Encumbrance are the same premises as, or include the Leased Premises set forth in, the legal description above;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. Tenant agrees that in the event of any foreclosure or the exercising of any other rights under the Encumbrance, whereby Interest Holder shall cause Landlord to be ousted from possession or assert any right of ownership inconsistent with Tenant's right under the Lease, at any time and from time to time after commencement of the term of the Lease and prior to the expiration, cancellation or other termination thereof, for any reason, Tenant shall be bound to Interest Holder, the purchaser at a foreclosure sale, any receiver appointed under the Encumbrance, assignment of rents, or court order, or any assignee or successor in interest (all of which are hereinafter referred to as "Transferee") under all of the terms, covenants, and conditions of the Lease during the remaining term thereof, including any extensions or renewals which may be effected in accordance with any option in the Lease, with the same force and effect as if Transferee were Landlord under the Lease, and Tenant does hereby attorn to Transferee as its Landlord.




1- EXHIBIT "G"

         2. The parties hereto do hereby covenant and agree that the Lease and any modifications and amendments thereto subsequently approved by Interest Holder, and all rights, options, liens or other charges created thereby, are, and shall continue to be, subject and subordinate in all respects to the Encumbrance and the lien created thereby, to any advance made thereunder, to any consolidations, extensions, modifications, or renewals thereof, and to any other mortgage on the Leased Premises held by Interest Holder.

         3. So long as no default exists and no event has occurred which would entitle Landlord to terminate the Lease, Interest Holder agrees that in the event of any foreclosure or the exercising of any other rights under said Encumbrance whereby any such Transferee shall oust Landlord of possession or assert any right of ownership which would, in the absence of this Agreement, be inconsistent with Tenant's rights under the Lease and prior to the expiration or termination thereof, the Lease shall, in accordance with its terms, remain in full force and effect as a direct Lease between Transferee and Tenant and the possession of Tenant under the Lease shall not be disturbed by any such event. The Transferee shall be entitled to all of the rights and benefits and subject to all of the obligations of the immediately prior landlord under the Lease. If successive rights should be asserted by any or several Transferees separately or in any combination, Tenant shall have the same rights to continue the Lease in effect in each such instance.

         4. In order to effect the provisions of the preceding paragraphs, Interest Holder does hereby grant and demise to Tenant the Leased Premises for a term of years to commence upon the exercise of any right described in the preceding paragraphs.

                  Such term of years shall be upon the terms and conditions of the Lease as though the Lease were between Transferee and Tenant.

         5. The provisions of the preceding paragraphs are to be effective and self operating without the execution of any further instruments upon Transferee's succeeding to the interest of Landlord under the Lease.

         6. This Agreement shall inure to the benefit of and be binding upon Tenant, Interest Holder, Transferee, their successors and assigns.

         7. The effective date of this Agreement is_____________ , and the covenants and conditions hereof shall apply from and after said date.

         8. This Agreement shall remain in full force and effect and shall pertain to said Lease now or as hereafter amended or extended.


2- EXHIBIT "G"

         9. Neither Interest Holder nor Transferee shall in any way or to any extent (i) be obligated or liable to Tenant for any prior act, omission or default on the part of Landlord under the Lease, or (ii) be obligated or liable to Tenant for any security deposit or other sums deposited with Landlord not physically delivered to Interest Holder or Transferee, or
                  (iii) be bound by any previous prepayment of rent for a period greater than one month, unless such modification, amendment or prepayment shall have been expressly authorized in writing by Interest Holder, and Tenant shall have no right to set off assets or counterclaim against Interest Holder or the Transferee for any of the acts or omissions of Landlord referred to in (i), (ii), or (iii) above.

         10. In the event of any act or omission by Landlord under the Lease which would give Tenant the right to terminate the Lease or claim a partial or total eviction, Tenant shall not exercise any such right until (i) it has given notice thereof to Interest Holder, and (ii) Interest Holder, following the giving of such notice, shall have failed to commence or pursue action to remedy such act or omission in the manner set forth in the Lease.

         11. All notices hereunder shall be given in the manner prescribed in the Lease.


                  TENANT:               USA GLOBAL LINK, INC.

                                        By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                  INTEREST HOLDER:
                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------




3 - EXHIBIT "G"

                                   EXHIBIT "H"

                              ESTOPPEL CERTIFICATE


         The undersigned, a duly authorized ___________________________ of __________________________, hereby certifies unto _____________________________
as follows:

         (1) _____________________________________________ is the Tenant
("Tenant") and ______________________________ is the Landlord ("Landlord") under that certain Lease Agreement ("Lease") dated __________________________, relative to ____________________ (___________________) square feet of space in the Plaza Tower One building located at 6400 S. Fiddler's Green Circle, Englewood, Arapahoe County, Colorado, and the following improvements:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         (2) Attached hereto as Exhibit "A" is a complete and accurate copy of the Lease and, except as set forth in such exhibit, there are no other amendments thereto or agreements relating to the subject matter thereof.

         (3) The Lease is in full force and effect and Landlord is not in default thereunder, except as may be indicated on any attached addendum. Tenant has received no notice from Landlord that Tenant is in default under the Lease and Tenant has no present knowledge of any facts which would give rise to or constitute a breach or default by either party thereunder.

         (4) There is no claim of offset or other claim presently existing in favor of Tenant against Landlord arising out of or relating to the Lease, except as may be indicated on the attached addendum.

         (5) The Lease is for a term of ___________________, having commenced on ____________________, with the present term expiring on______________________, subject to renewal options as therein provided.

         (6) Rent under the Lease has been paid through ______________________, subject to adjustment as therein provided.

         (7) Tenant or Landlord has performed all tenant finish work with regard to the Leased Premises thereby leased and Tenant has accepted possession and is in occupancy of such Leased Premises.




1- EXHIBIT "H"

         (8) Tenant has no option or right of first refusal to purchase the Leased Premises.

         The undersigned understands that this Certificate may be relied upon by the addressee who may be a purchaser of the Leased Premises. -

         Dated at __________________________________, ________________, _______

TENANT:                    USA GLOBAL LINK, INC.

                           By:
                              -----------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------



2- EXHIBIT "H"

                                   EXHIBIT "I"

                             GREENWOOD PLAZA SOUTH


                                 [See attached.]

                                   EXHIBIT I


                                     [MAP]

                       GREENWOOD PLAZA SOUTH FILING NO. 1

                        A RESUBDIVISION OF A PORTION OF
                  "A SUBDIVISION OF SECTION 21, T-5-5, R-67-W
                           ARAPAHOE COUNTY, COLORADO
                                  Sheet 2 of 2

                              PLAZA TOWER ONE ANNEX

                      TEMPORARY OCCUPANCY LICENSE AGREEMENT


         THIS LICENSE AGREEMENT ("Agreement"), executed as of this 6th day of February, 1998, by and between PROPERTY COLORADO OBJLW ONE CORPORATION, by its agent CLARION PARTNERS LLC, hereinafter referred to as "Licensor," and USA GLOBAL LINK, INC., a Delaware corporation, hereinafter referred to as "Licensee."

                                    RECITALS

         Licensor is the owner of certain real property located in the County of Arapahoe, state of Colorado, commonly known as Greenwood Plaza South (hereinafter referred to as the "Office Center"). Licensee desires to temporarily use approximately 8,448 rentable square feet of space in the Annex Building of the Office Center for the purpose of general office use.

                                    AGREEMENT

         In consideration of the foregoing recitals, which are incorporated herein, and the following mutual covenants, the parties agree as follows.

         A. LICENSED SPACE. Licensor hereby licenses to Licensee certain office space of approximately 8,448 rentable square feet located in the Annex Building, hereinafter referred to as "Licensed Space," in the Office Center as shown in Exhibit "A" attached hereto. Licensed Space is accepted in "as is" condition. Any changes or improvements to the space by Licensee must be approved in advance in writing by the Licensor. All changes and improvements shall be paid for by Licensee.

         B. LICENSE FEE. As consideration for use of the Licensed Space, Licensee shall pay Licensor in advance the sum of Two Thousand Eight Hundred and Five and 40/100 Dollars ($2,805.40) (hereinafter "License Fee") for each month Licensee occupies the Licensed Space. The License Fee for any partial month shall be prorated based on the number of days the Licensee occupies the Licensed Space during said month. Licensee shall mail all License Fee payments to Licensor at the following address:

                      c/o Property Colorado OBJLW One Corporation
                      P.O. Box 5037, Unit #78
                      Portland, Oregon 97208


1 - LICENSE AGREEMENT

         C. TERM. The term of this Agreement begins on February 9th, 1998, and shall continue until terminated by either party upon providing five (5) days' written notice, unless sooner terminated as provided herein.

         D. USE OF LICENSED SPACE. Licensee shall operate under the trade name of "USA GLOBAL LINK." The Licensed Space shall be used for office purposes only and for no other use without written approval by Licensor. Licensee agrees it will not use or suffer or permit any person or persons to use the Licensed Space or any part thereof for any purpose in violation of the laws of the United States of America, the State of Colorado, County of Arapahoe, or other lawful authorities, and that during said term the Licensed Space and every part thereof shall be kept by Licensee in a clean and wholesome condition, free of any objectionable noise, odors and nuisances, and that all health and police regulations shall be, in all respects and at all times, fully complied with by the Licensee. In addition, Licensee agrees to abide by all rules and regulations established by Licensor from time to time, with respect to the Office Center and/or the Licensed Space.

                  Only approved fixtures and signage may be used in the set up, display and day to day operation of the Licensed Space. Licensee shall be permitted to install, at it sole cost, wall mounted standard building signage adjacent to the door of the Licensed Space. Licensor shall include Licensee in the Office Center's directory at Licensee's sole cost. No advertising placards, banners, pennants, names, insignia, trademarks or other non-conforming signs will be permitted to be affixed to or maintained on the glass panes, supports of the show windows and doors or upon the exterior walls of the storefront. No handwritten signs, flashing signs or audible signs are permitted. All signage (interior and exterior) are subject to approval of the Licensor.

                  Should Licensee violate any term, provision or condition of this Agreement, Licensor may terminate this Agreement upon providing written notice of such violation, provided, however, that Licensee shall have five (5) days after notice is given to cure any such violation.

         E. INDEMNITY/INSURANCE. Licensee shall indemnify, defend and hold Licensor, its asset manager, its property manager, its agents, servants, employees, and successors or assigns thereof, harmless against any and all claims, demands, liabilities, judgments, awards, fines, mechanics liens or other liens, loss, damages, expenses, charges or costs of any kind or character (including reasonable attorney fees and court costs) arising from the construction, repair, use, occupancy or enjoyment of the Licensed Space by Licensee, its respective contractors, agents employees or invitees (hereinafter "Claims"); provided, however, Licensee shall have no obligation to defend Licensor against Claims arising from Licensor's gross negligence or indemnify Licensor from Claims to the extent caused by the negligence of Licensor. In case of any action or proceeding brought against Licensor, its agents, servants or employers, successors and assigns, by reason of any such Claim, upon notice of Licensor, Licensee covenants to defend such action or proceeding by counsel reasonably satisfactory to Licensor.


2 - LICENSE AGREEMENT

                  Licensee shall procure and maintain throughout the term of this Agreement and at its sole expense, the following insurance:

                  (1) Commercial general liability insurance (Bodily Injury and Property Damage) on an occurrence form with a limit of liability not less than One Million and no/100 Dollars ($1,000,000) per occurrence including premises-operations and products/completed operations hazards and with the following supplementary coverages: (a) contractual liability to cover liability assumed under this Lease; (b) personal injury liability with the "employee" and "contractual" exclusions deleted; and (c) broad form property damage liability; and (ii) umbrella excess liability insurance, in addition to and in excess of the foregoing insurance policies, in an amount not less than Three Million and no/100 Dollars ($3,000,000) per occurrence; and

                  (2) Worker's compensation insurance as required by law.

                  Each liability insurance policy described above shall name Licensor, Licensor's agent and advisor, Licensor's property manager, and expressly including any trustees, directors, officers, employees, or agents of any such entities, all as additional insureds.

         F. SECURITY DEPOSIT. Upon execution of this Agreement, Licensee shall pay Licensor the sum of Four Thousand Five Hundred Dollars ($4,500.00). Such sum shall be held by Licensor without interest as security for the performance by Licensee of Licensee's covenants and obligations under this Agreement, it being expressly understood that such deposit is not an advance payment of rental or a measure of Licensor's damages in case of default by Licensee. Said deposit shall be held by Licensor without payment of interest, as security for the faithful performance by Licensee of all of the terms, covenants, and conditions of this Agreement by said Licensee to be kept and performed during the term hereof. In the event of the failure of Licensee to keep and perform any of the terms, covenants, and conditions of this Agreement to be kept and performed by Licensee, then the Licensor at its option may appropriate and apply the security deposit, or so much thereof as may be necessary, to compensate the Licensor for loss or damage sustained or suffered by Licensor due to such breach on the part of Licensee. Should Licensee comply with all of the terms, covenants, and conditions of this Agreement, the security deposit shall be returned in full to Licensee within forty-five (45) days of Licensee vacating the Licensed Space; provided, however, that Licensor shall be entitled to deduct from the security deposit an amount sufficient to cover the cost of any required clean up of the Licensed Space (beyond ordinary wear and tear), any unpaid costs of design and construction of improvements to the Licensed Space undertaken by Licensor pursuant to the terms of the letter agreement between the parties dated January 29, 1998 and any License Fee owed but not paid by Licensee.

         G. TAXES, FEES, AND UTILITIES. Any and all taxes, fees, and assessments, including but not limited to license fees, fees for permits, profits, sales or use taxes,


3 - LICENSE AGREEMENT
personal property taxes, or any other taxes which may be levied or assessed on the assets, business, or capital of Licensee or Licensee's income therefrom, by duly constituted government authority, shall be borne and paid for by Licensee.

         H. ASSIGNMENT. It is expressly agreed that Licensee shall have no right to assign, franchise or sublet its rights nor delegate its duties under this Agreement. Any violation of this provision shall automatically terminate this Agreement.

         I. NOTICES. Notices or demands required to be given or served by either party to this Agreement to the other party, shall be deemed to have been duly given or served only if in writing and when received by either personal delivery, overnight courier or facsimile transmission and addressed as follows:


TO LICENSOR:                       Property Colorado OBJLW One corporation
                                   c/o Clarion Partners LLC
                                   335 Madison Avenue, 7th Floor
                                   New York, New York 10017
                                   Attn:   Account Manager


WITH A COPY TO:                    Property Colorado OBJLW One corporation
                                   c/o Clarion Realty Services, LLC
                                   6400 S. Fiddler's Green Circle, Suite 180A
                                   Englewood, Colorado 80111
                                   Attn:   General Manager


TO LICENSEE:                       USA Global Link
                                   50 North Third Street
                                   Fairfield, IA 52556
                                   Attn:   Legal Department


WITH A COPY TO:                    Gary Hamm
                                   USA Global Link
                                   6400 S. Fiddler's Green Circle, Suite 160A
                                   Englewood, Colorado 80111

                                   McDermott, Will & Emery
                                   227 West Monroe Street
                                   Chicago, Illinois 60606-5096
                                   Attn:   Daniel J. Hartnett

         J. ENTIRE UNDERSTANDING OF THE PARTIES. The making, execution and delivery of this Agreement by Licensee has been induced by no representation other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no further or other agreements, written or oral, in effect between the parties relating to the subject matter hereof. This instrument may be


4 - LICENSE AGREEMENT
amended or modified only by an instrument of equal formality signed by the respective parties.

         K. GOVERNING LAW. ENTIRETY OF AGREEMENT AND PARTIAL INVALIDITY. This Agreement shall be governed by the laws of the state of Colorado. If any provision in this Agreement is held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

         L. WAIVER. Waiver by Licensor of any breach of any term, covenant, or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, or condition herein contained.

         M. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements at trial or on appeal or discretionary review, in each case as adjusted by the trial or appellate court, in addition to any other relief to which such party may be entitled.

         N. NO PARTNERSHIP INTEREST OR ESTATE. It is understood and agreed that nothing herein contained shall be considered as in any way constituting a partnership between Licensor and Licensee, and that Licensee does not and shall not claim, at any time, any interest or estate of any kind.

         O. PERMITS. Licensee shall obtain any and all permits, licenses, and authorizations which may be required by any and all governmental authorities with respect to the use and occupancy of the Licensed Space. All installations and equipment used by Licensee shall be maintained and installed in strict conformity with the requirements of the board of Fire Underwriters, as well as local, state and federal laws, rules, and regulations.

         P. CORPORATION. In the event Licensee shall be a corporation, the party executing this Agreement on behalf of Licensee hereby covenants and warrants that Licensee is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Licensee to do business in the state of Colorado; corporate taxes have been paid to date; and all future forms, reports, fees, and other documents or payments necessary to comply with applicable laws will be filed or paid when due and that he is authorized to enter into this Agreement on behalf of Licensee.

         Q. CONDITION OF LICENSED SPACE. Licensee accepts the Licensed Space in an "as is" condition as of the date hereof. Licensor shall construct such improvements to the Licensed Space as directed by Licensee provided the design and construction of such improvements shall be at Licensee's sole cost and expense. Upon vacating the Licensed Space, Licensee shall redeliver the Licensed Space to Licensor in the same condition and state of repair as existed when received. Licensee shall be responsible for removing all telephone wiring back to the telephone closet and shall remove the


5 - LICENSE AGREEMENT
plywood telephone backboard in the Licensed Space and repair and paint the wall where the backboard was located to match the adjacent walls. All attached improvements and original fixturing shall remain upon vacating the space. Portable improvements supplied by Licensee may be removed. Any improvement must be approved by the Licensor before installation.

         R. PARKING. No parking rights are granted to Licensee in connection with this License Agreement.

         S. RULES AND REGULATIONS. Licensee and its employees are subject to all rules and regulations of the Licensed Space and the Office Center.

         T. TIME OF ESSENCE. Time is of the essence with this Agreement and with every term, covenant and condition herein.

         U. LICENSE EXECUTION. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the day and year first above written.


LICENSOR:                     PROPERTY COLORADO OBJLW ONE CORPORATION,
                              an Oregon corporation

                              By:    Clarion Partners LLC
                                     A New York limited liability company

                                     By:  Clarion Partners, Inc.
                                          A New York corporation
                                          Its Managing Member


                                     By: /s/ BRUCE G. MORRISON
                                         ---------------------------------------
                                         Bruce G. Morrison
                                         Its Senior Vice President


LICENSEE:                     USA GLOBAL LINK, INC.
                              a Delaware corporation


                              By: /s/ DANIEL J. HARTNETT
                                  ----------------------------------------------
                                  Daniel J. Hartnett
                                  Its: Secretary


6 - LICENSE AGREEMENT

                                  EXHIBIT "A"




                           [FLOOR PLAN OF ANNEX SPACE]

                               [PLAZA TOWER ONE]



7 - LICENSE AGREEMENT